Exhibit 10.14

AMENDMENT NO. 4 TO LOAN FINANCING AND SERVICING AGREEMENT, dated as of March 22, 2020 (this “Amendment”), among OCSI Senior Funding Ltd., as borrower (the “Borrower”), Oaktree Strategic Income Corporation, as servicer (the “Servicer”) and Deutsche Bank AG, New York Branch (“DBNY”), as facility agent (in such capacity, the “Facility Agent”) and as a committed lender (in such capacity, a “Lender”).

WHEREAS, the Borrower, Oaktree Strategic Income Corporation, as equityholder, the Servicer, Wells Fargo Bank, National Association, as collateral agent and collateral custodian, the Facility Agent and each Lender party thereto are party to the Loan Financing and Servicing Agreement, dated as of September 24, 2018 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, the Borrower, the Servicer and the Facility Agent have agreed to amend the Loan Agreement in accordance with Section 17.2 of the Loan Agreement and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

Defined Terms.

Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement.

ARTICLE II

Amendments to the Loan Agreement

SECTION 2.1. As of the date of this Amendment, the Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan Agreement attached as Appendix A hereto.

SECTION 2.2. As of the date of this Amendment, the Schedules and Exhibits to the Loan Agreement are hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Schedules and Exhibits to the Loan Agreement attached as Appendix B hereto.

ARTICLE III

Conditions to Effectiveness

SECTION 3.1. This Amendment shall become effective as of the date hereof upon satisfaction of the following conditions:

(a) the execution and delivery of this Amendment by each party hereto; and

(b) the Facility Agent’s receipt of (i) the signed legal opinion of Walkers, counsel to the Borrower, in form and substance acceptable to the Facility Agent in its reasonable discretion, (ii) a good standing certificate for the Borrower issued by the applicable Official Body of its jurisdiction of organization and (iii) satisfactory evidence that the Borrower has obtained all required consents and approvals of all Persons to the execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby.

ARTICLE IV

Representations and Warranties

SECTION 4.1. The Borrower hereby represents and warrants to the Facility Agent that, as of the date first written above, (i) no Event of Default, Unmatured Event of Default, Servicer Default or Unmatured Servicer Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE V

Miscellaneous

Governing Law.

THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Severability Clause.

In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Ratification.

Except as expressly amended and waived hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

Counterparts.

The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

Headings.

The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

No Proceedings; Limited Recourse.

The provisions of Sections 17.11 and 17.12 of the Loan Agreement are incorporated herein mutatis mutandis.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

OCSI SENIOR FUNDING LTD., as Borrower

By:	/s/ Dianne Farjallah
Name: Dianne Farjallah
Title: Director

OAKTREE STRATEGIC INCOME CORPORATION, as Servicer

By: Oaktree Capital Management, L.P., its Investment Adviser

By:	/s/ Matt Stewart
Name: Matt Stewart
Title: Senior Vice President

By:	/s/ Mary Gallegly
Name: Mary Gallegly
Title: Senior Vice President

DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent

By:	/s/ Amit Patel
Name: Amit Patel
Title: Managing Director

By:	/s/ Andrew Goldsmith
Name: Andrew Goldsmith
Title: Vice President

Appendix A

EXECUTION VERSION Conformed through Amendment No. ~~3~~

4 dated as of March 22, 2020

LOAN FINANCING AND SERVICING AGREEMENT

dated as of September 24, 2018

OCSI SENIOR FUNDING LTD. as Borrower

OAKTREE STRATEGIC INCOME CORPORATION

as Equityholder,

OAKTREE STRATEGIC INCOME CORPORATION

as Servicer,

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent

THE OTHER AGENTS PARTIES HERETO,

and

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS	1

Section 1.1 Defined Terms	1

Section 1.2 Other Definitional Provisions	~~50~~29

ARTICLE II THE FACILITY, ADVANCE PROCEDURES AND NOTES	~~51~~52

Section 2.1 Advances	~~51~~52

Section 2.2 Funding of Advances	52

Section 2.3 Notes	~~53~~54

Section 2.4 Repayment and Prepayments	~~53~~54

Section 2.5 Permanent Reduction of Facility Amount	~~54~~55

Section 2.6 Extension of Revolving Period	~~54~~31

Section 2.7 Calculation of Discount Factor	~~54~~31

Section 2.8 Increase in Facility Amount	~~56~~32

Section 2.9 Defaulting Lenders	~~56~~32

ARTICLE III YIELD, UNDRAWN FEE, MINIMUM UTILIZATION FEE ETC	~~57~~34

Section 3.1 Yield ~~and~~, Undrawn Fee and Minimum Utilization Fee	~~57~~34

Section 3.2 Yield Distribution Dates	~~57~~34

Section 3.3 Yield Calculation	~~57~~34

Section 3.4 Computation of Yield, Fees, Etc	~~58~~34

-i-

ARTICLE IV PAYMENTS; TAXES	~~58~~35

Section 4.1 Making of Payments	~~58~~35

Section 4.2 Due Date Extension	~~58~~35

Section 4.3 Taxes	~~58~~35

ARTICLE V INCREASED COSTS, ETC	~~62~~63

Section 5.1 Increased Costs, Capital Adequacy	~~62~~63

ARTICLE VI EFFECTIVENESS; CONDITIONS TO ADVANCES	~~64~~65

Section 6.1 Effectiveness	~~64~~65

Section 6.2 Advances and Reinvestments	~~66~~67

Section 6.3 Transfer of Collateral Obligations and Permitted Investments	~~68~~69

ARTICLE VII ADMINISTRATION AND SERVICING OF COLLATERAL OBLIGATIONS	~~69~~70

Section 7.1 Retention and Termination of the Servicer	~~69~~70

Section 7.2 Resignation and Removal of the Servicer; Appointment of Successor Servicer	~~69~~70

Section 7.3 Duties of the Servicer	~~71~~37

Section 7.4 Representations and Warranties of the Servicer	~~72~~38

Section 7.5 Covenants of the Servicer	~~75~~39

Section 7.6 Servicing Fees; Payment of Certain Expenses by Servicer	~~78~~79

Section 7.7 Collateral Reporting	~~78~~79

Section 7.8 Notices	~~78~~79

Section 7.9 Procedural Review of Collateral Obligations; Access to Servicer and Servicer’s Records	~~78~~79

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Section 7.10 Optional Sales	~~80~~81

Section 7.11 Repurchase or Substitution of Warranty Collateral Obligations	~~81~~82

Section 7.12 Servicing of REO Assets	~~82~~83

ARTICLE VIII ACCOUNTS; PAYMENTS	~~83~~84

Section 8.1 Accounts	~~83~~84

Section 8.2 Excluded Amounts	~~85~~86

Section 8.3 Distributions, Reinvestment and Dividends	~~86~~87

Section 8.4 Fees	~~89~~41

Section 8.5 Monthly Report	~~89~~41

ARTICLE IX REPRESENTATIONS AND WARRANTIES OF THE BORROWER	~~90~~42

Section 9.1 Organization and Good Standing	~~90~~42

Section 9.2 Due Qualification	~~90~~42

Section 9.3 Power and Authority	~~90~~42

Section 9.4 Binding Obligations	~~90~~43

Section 9.5 Security Interest	~~90~~91

Section 9.6 No Violation	~~91~~92

Section 9.7 No Proceedings	~~92~~93

Section 9.8 No Consents	~~92~~93

Section 9.9 Solvency	~~92~~93

Section 9.10 Compliance with Laws	~~92~~93

Section 9.11 Taxes	~~92~~93

Section 9.12 Monthly Report	~~93~~43

Section 9.13 No Liens, Etc	~~93~~43

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Section 9.14 Information True and Correct	~~93~~43

Section 9.15 Bulk Sales	~~94~~95

Section 9.16 Collateral	~~94~~95

Section 9.17 Selection Procedures	~~94~~95

Section 9.18 Indebtedness	~~94~~95

Section 9.19 No Injunctions	~~94~~95

Section 9.20 No Subsidiaries	~~94~~95

Section 9.21 ERISA Compliance	~~94~~95

Section 9.22 Investment Company Status	~~94~~96

Section 9.23 Set-Off, Etc	~~95~~96

Section 9.24 Collections	~~95~~96

Section 9.25 Value Given	~~95~~96

Section 9.26 Use of Proceeds	~~95~~96

Section 9.27 Separate Existence	~~95~~96

Section 9.28 Transaction Documents	~~95~~44

Section 9.29 Anti-Terrorism, Anti-Money Laundering	~~96~~44

Section 9.30 Anti-Bribery and Corruption	~~97~~98

ARTICLE X COVENANTS	~~97~~98

Section 10.1 Protection of Security Interest of the Secured Parties	~~97~~98

Section 10.2 Other Liens or Interests	~~98~~45

Section 10.3 Costs and Expenses	~~98~~45

Section 10.4 Reporting Requirements	~~99~~45

Section 10.5 Separate Existence	~~99~~100

Section 10.6 Hedging Agreements	~~101~~102

-iv-

Section 10.7 Tangible Net Worth	~~103~~46

Section 10.8 Taxes	~~103~~46

Section 10.9 Merger, Consolidation, Etc	~~104~~46

Section 10.10 Deposit of Collections	~~104~~105

Section 10.11 Indebtedness; Guarantees	~~104~~105

Section 10.12 Limitation on Purchases from Affiliates	~~104~~105

Section 10.13 Documents	~~104~~105

Section 10.14 Preservation of Existence	~~104~~106

Section 10.15 Limitation on Investments	~~105~~106

Section 10.16 Distributions	~~105~~106

Section 10.17 Performance of ~~Borrower Assigned Agreements~~ Transaction Documents	~~105~~47

Section 10.18 Reserved	~~105~~47

Section 10.19 Further Assurances; Financing Statements	~~105~~47

Section 10.20 Obligor Payment Instructions	~~106~~48

Section 10.21 Delivery of Collateral Obligation Files	~~106~~48

Section 10.22 Collateral Obligation Schedule	~~107~~48

Section 10.23 Notice to Specified Obligors	~~107~~49

Section 10.24 Risk Retention	~~107~~49

Section 10.25 Moody’s RiskCalc	~~109~~110

Section 10.26 Repurchase of Preference Shares	~~109~~111

Section 10.27 Ineligible Collateral	~~109~~111

ARTICLE XI THE COLLATERAL AGENT	~~109~~111

Section 11.1 Appointment of Collateral Agent	~~109~~111

Section 11.2 Monthly Reports	~~110~~111

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Section 11.3 Collateral Administration	~~110~~111

Section 11.4 Removal or Resignation of Collateral Agent	~~113~~115

Section 11.5 Representations and Warranties	~~114~~115

Section 11.6 No Adverse Interest of Collateral Agent	~~114~~116

Section 11.7 Reliance of Collateral Agent	~~114~~116

Section 11.8 Limitation of Liability and Collateral Agent Rights	~~115~~116

Section 11.9 Tax Reports	~~117~~119

Section 11.10 Merger or Consolidation	~~118~~119

Section 11.11 Collateral Agent Compensation	~~118~~119

Section 11.12 Anti-Terrorism Laws	~~118~~120

ARTICLE XII GRANT OF SECURITY INTEREST	~~118~~120

Section 12.1 Borrower’s Grant of Security Interest	~~118~~120

Section 12.2 Borrower Remains Liable	~~120~~121

Section 12.3 Release of Collateral	~~120~~122

ARTICLE XIII EVENTS OF DEFAULT	~~121~~51

Section 13.1 Events of Default	~~121~~51

Section 13.2 Effect of Event of Default	~~123~~52

Section 13.3 Rights upon Event of Default	~~123~~125

Section 13.4 Collateral Agent May Enforce Claims Without Possession of Notes	~~124~~126

Section 13.5 Collective Proceedings	~~125~~126

Section 13.6 Insolvency Proceedings	~~125~~126

Section 13.7 Delay or Omission Not Waiver	~~126~~127

Section 13.8 Waiver of Stay or Extension Laws	~~126~~127

-vi-

Section 13.9 Limitation on Duty of Collateral Agent in Respect of Collateral	~~126~~128

Section 13.10 Power of Attorney	~~127~~128

ARTICLE XIV THE FACILITY AGENT	~~127~~129

Section 14.1 Appointment	~~127~~129

Section 14.2 Delegation of Duties	~~128~~129

Section 14.3 Exculpatory Provisions	~~128~~129

Section 14.4 Reliance by Note Agents	~~128~~130

Section 14.5 Notices	~~129~~130

Section 14.6 Non-Reliance on Note Agents	~~129~~131

Section 14.7 Indemnification	~~130~~131

Section 14.8 Successor Note Agent	~~130~~132

Section 14.9 Note Agents in their Individual Capacity	~~131~~132

ARTICLE XV ASSIGNMENTS	~~131~~132

Section 15.1 Restrictions on Assignments by the Borrower and the Servicer	~~131~~132

Section 15.2 Documentation	~~131~~132

Section 15.3 Rights of Assignee	~~131~~133

Section 15.4 Assignment by Lenders	~~131~~54

Section 15.5 Registration; Registration of Transfer and Exchange	~~132~~54

Section 15.6 Mutilated, Destroyed, Lost and Stolen Notes	~~133~~134

Section 15.7 Persons Deemed Owners	~~133~~135

Section 15.8 Cancellation	~~134~~135

Section 15.9 Participations; Pledge	~~134~~135

-vii-

ARTICLE XVI INDEMNIFICATION	~~135~~136

Section 16.1 Borrower Indemnity	~~135~~136

Section 16.2 Servicer Indemnity	~~136~~137

Section 16.3 Contribution	~~136~~137

Section 16.4 Risk Retention Indemnity	~~136~~138

ARTICLE XVII MISCELLANEOUS	~~137~~138

Section 17.1 No Waiver; Remedies	~~137~~138

Section 17.2 Amendments, Waivers	~~137~~139

Section 17.3 Notices, Etc	~~138~~55

Section 17.4 Costs and Expenses	~~138~~55

Section 17.5 Binding Effect; Survival	~~139~~55

Section 17.6 Captions and Cross References	~~139~~141

Section 17.7 Severability	~~139~~141

Section 17.8 GOVERNING LAW	~~140~~141

Section 17.9 Counterparts	~~140~~141

Section 17.10 WAIVER OF JURY TRIAL	~~140~~141

Section 17.11 No Proceedings	~~140~~142

Section 17.12 Limited Recourse	~~141~~142

Section 17.13 ENTIRE AGREEMENT	~~142~~144

Section 17.14 Confidentiality	~~142~~144

Section 17.15 Non-Confidentiality of Tax Treatment	~~143~~145

Section 17.16 Replacement of Lenders	~~144~~145

Section 17.17 Consent to Jurisdiction	~~145~~146

-viii-

Section 17.18 Option to Acquire Rating	~~145~~147

Section 17.19 Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~145~~56

Section 17.20 Acknowledgement Regarding Any Supported QFCs	56

ARTICLE XVIII COLLATERAL CUSTODIAN	~~146~~57

Section 18.1 Designation of Collateral Custodian	~~146~~57

Section 18.2 Duties of the Collateral Custodian	~~146~~57

Section 18.3 Delivery of Collateral Obligation Files	~~148~~150

Section 18.4 Collateral Obligation File Certification	~~148~~151

Section 18.5 Release of Collateral Obligation Files	~~149~~152

Section 18.6 Examination of Collateral Obligation Files	~~151~~153

Section 18.7 Lost Note Affidavit	~~151~~154

Section 18.8 Transmission of Collateral Obligation Files	~~151~~154

Section 18.9 Merger or Consolidation	~~152~~154

Section 18.10 Collateral Custodian Compensation	~~152~~154

Section 18.11 Removal or Resignation of Collateral Custodian	~~152~~155

Section 18.12 Limitations on Liability	~~153~~155

Section 18.13 Collateral Custodian as Agent of Collateral Agent	~~154~~157

-ix-

EXHIBIT A Form of Note

EXHIBIT B Audit Standards

EXHIBIT C-1 Form of Advance Request

EXHIBIT C-2 Form of Reinvestment Request

EXHIBIT C-3 Form of Electronic Asset Approval Request

EXHIBIT D Form of Monthly Report

EXHIBIT E Form of Electronic Approval Notice

EXHIBIT F-1 Authorized Representatives of Servicer

EXHIBIT F-2 Request for Release and Receipt

EXHIBIT F-3 Request for Release of Request for Release and Receipt

EXHIBIT G-1 U.S. Tax Compliance Certificate (Foreign Lender—non-Partnerships)

EXHIBIT G-2 U.S. Tax Compliance Certificate (Foreign Participant—non-Partnerships)

EXHIBIT G-3 U.S. Tax Compliance Certificate (Foreign Participants—Partnerships)

EXHIBIT G-4 U.S. Tax Compliance Certificate (Foreign Lenders—Partnerships)

EXHIBIT H Schedule of Collateral Obligations Certification

SCHEDULE 1 Diversity Score Calculation

SCHEDULE 2 Moody’s Industry Classification Group List

SCHEDULE 3 Collateral Obligations

SCHEDULE 4 Moody’s RiskCalc Calculation

SCHEDULE 5 Moody’s Definitions

-x-

“Account” means the Unfunded Exposure Account, the Principal Collection Account and the Interest Collection Account, together with any sub-accounts deemed appropriate or necessary by the Securities Intermediary after consultation with the Borrower, for convenience in administering such accounts.

“Account Collateral” has the meaning set forth in Section 12.1(d).

“Account Control Agreement” means the Securities Account Control Agreement, dated as of the Effective Date, by and among the Borrower, as pledgor, the Collateral Agent on behalf of the Secured Parties, as secured party, and the Collateral Custodian, as Securities Intermediary.

“Accrual Period” means, with respect to any Distribution Date, the period from and including the previous Distribution Date (or, in the case of the first Distribution Date, from and including the Effective Date) through and including the day preceding such Distribution Date.

“Adjusted Aggregate Eligible Collateral Obligation Balance” means, as of any date, the Aggregate Eligible Collateral Obligation Amount minus the Excess Concentration Amount on such date.

“Administration Agreement” means the administration agreement entered into or to be entered into on or about the date hereof between the Borrower and the Cayman Administrator (as administrator and as share owner), as amended from time to time.

“Advance” has the meaning set forth in Section 2.1(a). “Advance Date” has the meaning set forth in Section 2.1(a).

“Advance Rate” means, with respect to any Eligible Collateral Obligation on any date of determination, as determined by the Facility Agent with the approval of the Borrower, (x) other than during the Post-Pricing Period, (a) that is a First Lien Loan and a Broadly Syndicated Loan, 75%, (b) that is a First Lien Loan that is not a Broadly Syndicated Loan, 70%, (c) that is a Second Lien Loan, 40%, or (d) that is not a First Lien Loan or Second Lien Loan, 40% (or any other percentage set forth in the related Approval Notice by the Facility Agent in its sole discretion) and (y) during the Post-Pricing Period, the Maximum Portfolio Advance Rate.

“Advance Request” has the meaning set forth in Section 2.2(a).

“Adverse Claim” means any claim of ownership or any Lien, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a Lien, other than Permitted Liens.

“Affected Person” has the meaning set forth in Section 5.1.

“Affiliate” of any Person means any other Person that directly or indirectly Controls, is Controlled by or is under common Control with such Person (excluding any trustee under, or any committee with responsibility for administering, any employee benefit plan). For the purposes of this definition, “Control” means the possession, directly or indirectly (including through

“Aggregate Unfunded Amount” shall mean, as of any date of determination, the sum of the unfunded commitments and all other standby or contingent commitments associated with each Variable Funding Asset included in the Collateral as of such date. The Aggregate Unfunded Amount shall not include any commitments under Variable Funding Assets that have expired, terminated or been reduced to zero, and shall be reduced concurrently (and upon notice thereof to the Collateral Agent, the Facility Agent and each Agent) with each documented reduction in commitments of the Borrower under such Variable Funding Assets.

“Agreement” means this Loan Financing and Servicing Agreement (including each annex hereto), as it may be amended, restated, supplemented or otherwise modified from time to time.

“Alternate Base Rate” means a fluctuating rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

(a) the rate of interest announced publicly by DBNY in New York, New York, from time to time as DBNY’s base commercial lending rate; and

(b) 1⁄2 of one percent above the Federal Funds Rate.

“Amount Available” means, with respect to any Distribution Date, the sum of (a) the amount of Collections with respect to the related Collection Period (excluding any Principal Collections necessary to settle the acquisition of Eligible Collateral Obligations), plus (b) any investment income earned on amounts on deposit in the Collection Account since the immediately prior Distribution Date (or since the Effective Date in the case of the first Distribution Date).

“Anti-Bribery and Corruption Laws” has the meaning set forth in Section 9.30(a). “Anti-Money Laundering Laws” has the meaning set forth in Section 9.29(b).

“Applicable Law” means for any Person all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Official Body applicable to such Person (including, without limitation, predatory and abusive lending laws, usury laws, the Federal Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z”, the Servicemembers Civil Relief Act of 2003 and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and all other consumer credit laws and equal credit opportunity and disclosure laws) and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin” means (i) prior to the occurrence of any Event of Default, (x) prior to the ~~Applicable Margin Step-Up Date, 2.00~~end of the Revolving Period, 2.25% per annum and (y) on and after the ~~Applicable Margin Step-Up Date, 2.10~~end of the Revolving Period, 2.40% per annum and (ii) on and after the occurrence of any Event of Default, the Applicable Margin shall be increased by 2.00% per annum.

~~“Applicable Margin Step-Up Date” means, if the Pricing Date has not occurred on or prior to such date, December 31, 2019.~~

“Appraised Value” means, with respect to any Asset Based Loan, the most recently calculated appraised value of the pro rata portion of the underlying collateral securing such Collateral Obligation as determined by an Approved Valuation Firm.

“Approval Notice” means~~, with respect to any Collateral Obligation, a copy of a notice~~ executed by the Facility Agent in the form of Exhibit E, evidencing, among other things, an electronic notice containing the information from Exhibit E and that provides the approval of the Facility Agent, in its sole discretion, ~~of such Collateral Obligation and the applicable Discount Factor, the loan type and lien priority (including the division of any unitranche Loan), the Original Leverage Multiple (including, for Advance Rate purposes, the attaching Leverage Multiple of any FILO Loan), the Original Effective LTV (if such Collateral Obligation is an Asset Based Loan) and each other item listed in Section 6.2(h)~~.to the acquisition (or incremental pledge) of one or more Collateral Obligations.

“Approved Custodian” means Bank of New York Mellon Trust Company, National Association, State Street, Wells Fargo Bank, National Association or any other custodian mutually agreed to by the Facility Agent and the Servicer.

“Approved Valuation Firm” means, with respect to any Collateral Obligation, each of (a) Murray Devine, (b) Houlihan Lokey, (c) Lincoln International LLC, (d) Duff & Phelps and (e) any other nationally recognized valuation firm approved by the Borrower and the Facility Agent.

“Asset Approval Request” means ~~a notice in the form of Exhibit C-3 which requests an Approval Notice with respect to one or more Collateral Obligations and shall include (among other things):~~

(a) the proposed date of each related acquisition;

(b) the Agency Rating for each such Collateral Obligation from each Rating Agency and, if ~~such Agency Rating is determined pursuant to clause (b), as applicable, of the definition thereof, the date of the applicable credit estimate and the applicable Rating Agency;~~

(c) the Original Leverage Multiple and Original Effective LTV (if such Collateral Obligation ~~is an Asset Based Loan) for each such Collateral Obligation, measured as of the date of such notice;~~

(d) a related Schedule of Collateral Obligations;

(e) any related Permitted Working Capital Liens; and (f) all Obligor ~~Information (unless (x) such information is included in the Servicer’s internal credit memo or (y)~~ the Servicer has notified the Facility Agent that such information is not available and the Facility ~~Agent determines, in its sole discretion, that such information is not required to obtain favorable capital treatment in connection with the related Collateral Obligation).~~an electronic notice to the Facility Agent in the form of an email that (a) either (i) is in the form of Exhibit C-3 or (ii) notifies the Facility Agent that the information required by Exhibit C-3 has been posted to the relevant data site and (b) requests the approval of the Facility Agent, in its sole discretion, of one or more Collateral Obligations.

“Asset Based Loan” means any Loan where (i) the underwriting of such Loan was based primarily on the appraised value of the assets securing such Loan and (ii) advances in respect of such Loan are governed by a borrowing base relating to the assets securing such Loan.

“Attachment Point” means the following fraction expressed as a percentage: (i) the aggregate principal amount of all rated notes to be issued in connection with a CLO Takeout divided by (ii) the Target CLO Amount less the aggregate amount of deal expenses related to the CLO Takeout.

“Available Funds” has the meaning set forth in Section 17.12(c).

“Average Life” means, as of any day and with respect to any Collateral Obligation, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded up to the nearest one hundredth thereof) from such day to the respective dates of each successive Scheduled Collateral Obligation Payment of principal on such Collateral Obligation (assuming, for purposes of this definition, the full exercise of any option to extend the maturity date or otherwise lengthen the maturity schedule that is exercisable without the consent of the Borrower) multiplied by (b) the respective amounts of principal of such Scheduled Collateral Obligation Payments by (ii) the sum of all successive Scheduled Collateral Obligation Payments of principal on such Collateral Obligation.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. § 101, et seq., as amended.

“Base Rate” for any Advance means a rate per annum equal to the LIBOR Rate for such Advance or portion thereof; provided, that in the case of

(a) any day on or after the first day on which a Committed Lender shall have notified the Facility Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Official Body asserts that it is unlawful, for such Committed Lender to fund such Advance at the Base Rate set forth above (and such Committed Lender shall not have subsequently notified the Facility Agent that such circumstances no longer exist), or

(b) any period in the event the LIBOR Rate is not reasonably available to any Lender for such period,

the “Base Rate” shall be a floating rate per annum equal to the Alternate Base Rate in effect on each day of such period; provided, further, for the avoidance of doubt, immediately following the termination of any event set forth in clauses (a) or (b) above, the “Base Rate” shall have the meaning set forth in the first part of this definition.

“Basel III Regulation” means, with respect to any Affected Person, any rule, regulation or guideline applicable to such Affected Person and arising directly or indirectly from (a) any of the following documents prepared by the Basel Committee on Banking Supervision of the Bank of International Settlements: (i) Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring (December 2010), (ii) Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems (June 2011), (iii) Basel III: The Liquidity Coverage Ratio and Liquidity Risk Monitoring Tools (January 2013), or (iv) any document supplementing, clarifying or otherwise relating to any of the foregoing, or (b) any accord, treaty, statute, law, rule, regulation, guideline or pronouncement (whether or not having the force of law) of any governmental authority implementing, furthering or complementing any of the principles set forth in the foregoing documents of strengthening capital and liquidity, in each case as from time to time amended, restated, supplemented or otherwise modified. Without limiting the generality of the foregoing, “Basel III Regulation” shall include Part 6 of the European Union regulation 575/2013 on prudential requirements for credit institutions and investment firms (the “CRR”) and any law, regulation, standard, guideline, directive or other publication supplementing or otherwise modifying the CRR.

“Benefit Plan Investor” means (a) any “employee benefit plan” (as defined in Section 3(3) of Title I of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, (b) any “plan” as defined in Section 4975(e) of the Code that is subject to Section 4975 of the Code, or (c) any governmental or other plan or arrangement that is not subject to ERISA or to Section 4975 of the Code or (d) any entity whose underlying assets include “plan assets” of the foregoing employee benefit plan or plans (within the meaning of the DOL Regulations or otherwise).

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower” has the meaning set forth in the Preamble.

“Borrower Assigned Agreements” has the meaning set forth in Section 12.1(c). “Borrowing Base” means, on any day of determination, the sum of (a)(i) the product of the lower of (x) the Weighted Average Advance Rate and (y) the Maximum Portfolio Advance Rate multiplied by the Adjusted Aggregate Eligible Collateral Obligation Balance plus (b) the amount of Principal Collections on deposit in the Principal Collection Account minus (c) the Aggregate Unfunded Amount plus (d) the amount on deposit in the Unfunded Exposure Account.

“Broadly Syndicated Loan” means, as of any date of determination, any Loan that (i) is rated  ~~B-/B3~~CCC/Caa2 or higher as of the Cut-Off Date, (ii) has a tranche size of at least $200,000,000, (iii) has a quote depth of at least two (2) by ~~Markit~~Loan Pricing Corporation, Markit Group Limited, Loan X Mark-It Partners or Thompson Reuters Pricing Service and (iv) the related Obligor has EBITDA greater than or equal to $50,000,000.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or the city in which the offices of the Collateral Agent or Collateral Custodian are located are authorized or obligated by law, executive order or government decree to remain closed; provided that, when used in connection with the LIBOR Rate, the term “Business Day” shall also exclude any day on which dealings in deposits in Dollars are not carried out in the London interbank market. All references to any “day” or any particular day of any “calendar month” shall mean calendar day unless otherwise specified.

~~“Capital Requirements Regulation” means the European Union Capital Requirements Regulation (Regulation (EU) No 575/2013), as amended.~~

“Capped Fees/Expenses” means, on any Distribution Date, the sum of the Collateral Agent Fees and Expenses and the Collateral Custodian Fees and Expenses in an amount not to exceed $43,500 (the ~~(~~“Quarterly Cap”); provided that, if the aggregate amount of the Collateral Agent Fees and Expenses and the Collateral Custodian Fees and Expenses paid to the Collateral Agent and the Collateral Custodian under clause (ii) of Section 8.3(a) and clause (i) of Section 8.3(b) on any Distribution Date is less than the Quarterly Cap, the unused portion of the Quarterly Cap may be carried forward to the next succeeding Distribution Date and added to the Quarterly Cap for such Distribution Date; provided further that the aggregate amount of the Collateral Agent Fees and Expenses and the Collateral Custodian Fees and Expenses paid to the Collateral Agent or the Collateral Custodian under clause (ii) of Section 8.3(a) and clause (i) of Section 8.3(b) may not exceed $150,000 in any calendar year.

“Cayman Administrator” means Walkers Fiduciary Limited and any successor thereto. “Change of Control” means (x) the Equityholder shall cease to own at least 51% of the outstanding Preference Shares of the Borrower or (y) Oaktree Strategic Income Corporation or an Affiliate thereof ceases to be the Servicer.

“Charges” means (i) all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable); (ii) all levies, assessments, charges, or claims of any governmental entity or any claims of statutory lienholders, the nonpayment of which could give rise by operation of law to a Lien on the Collateral Obligations or any other property of the Borrower and (iii) any such taxes, levies, assessment, charges or claims which constitute a Lien or encumbrance on any property of the Borrower.

“CLO Marketing Period” means the date on which DBSI commences marketing of the CLO Securities with the consent of the Servicer.

“CLO Securities” has the meaning set forth in the definition of “CLO Takeout”.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Corporate Trust Office” means the applicable designated corporate trust office of the Collateral Agent or the Collateral Custodian, as applicable, specified on Annex A hereto, or such other address within the United States as it may designate from time to time by notice to the Facility Agent.

“Cost of Funds Rate” means, for any Accrual Period and any Lender, the rate determined as set forth below:

(a) with respect to each Conduit Lender and each day of such Accrual Period, such Conduit Lender’s Commercial Paper Rate for such day; provided, that if and to the extent that, and only for so long as, a Conduit Lender at any time determines in good faith that it is unable to raise or is precluded or prohibited from raising, or that it is not advisable to raise, funds through the issuance of commercial paper notes in the commercial paper market of the United States to finance its making or maintenance of its portion of any Advance or any portion thereof (which determination may be based on any allocation method employed in good faith by such Conduit Lender), upon notice from such Conduit Lender to the Agent for its Lender Group and the Facility Agent, such Conduit Lender’s portion of such Advance shall bear interest at a rate per annum equal to the Alternate Base Rate; and

(b) with respect to each Committed Lender, the Base Rate.

“Cov-Lite Loan” means a Collateral Obligation whose Underlying Instrument: (a) does not contain any financial covenants; or (b) does not require the underlying Obligor to comply with a Maintenance Covenant; provided that, for all purposes, a loan described in clause (a) or (b) above which either contains a cross-default or cross-acceleration provision to, or is pari passu with, another loan of the underlying Obligor that requires the underlying Obligor to comply with either an Incurrence Covenant or a Maintenance Covenant will be deemed not to be a Cov-Lite Loan. For the avoidance of doubt, a loan that is capable of being described in clause (a) or (b) above only (x) until the expiration of a certain period of time after the initial issuance thereof or (y) for so long as there is no funded balance in respect thereof, in each case as set forth in the related Underlying Instruments, will be deemed not to be a Cov-Lite Loan.

“Covered Entity” means any of the following:

(a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning set forth in Section 17.20.

“Credit Agreement” means the loan agreement, credit agreement or other customary agreement pursuant to which a Collateral Obligation has been created or issued.

“Critical Component” means, in respect of a weapons system referred to in the definition of Prohibited Defense Asset, a component (other than software) manufactured with the sole purpose of being used in, and is used specifically in the production of the weapon system or plays a direct role in the lethality of the weapon system.

“Cut-Off Date” means, with respect to each Collateral Obligation, the date such Collateral Obligation becomes a part of the Collateral.

“DBNY” means Deutsche Bank AG, New York Branch, and its successors.

“DBSI” means Deutsche Bank Securities, Inc., as sole structuring and debt placement agent in respect of the CLO Securities.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulted Collateral Obligation” means any Collateral Obligation as to which any one of the following events has occurred:

(a) any Scheduled Collateral Obligation Payment or part thereof is unpaid more than five Business Days beyond the grace period (if any) permitted by the related Underlying Instrument;

(b) an Insolvency Event occurs with respect to the Obligor thereof, unless the related Loan is a DIP Loan;

(c) a Responsible Officer of the Servicer has actual knowledge of the occurrence of a default as to the payment of principal and/or interest that has occurred and is continuing for more than five (5) Business Days beyond the grace period (if any) permitted by the related Underlying Instruments with respect to another debt obligation of the same Obligor secured by the same collateral which is either full recourse or senior to or pari passu with in right of payment to such Collateral Obligation unless the related Loan is a DIP Loan;

(d) such Collateral Obligation has (x) a rating by S&P of “CC” or below or “SD” or (y) a Moody’s probability of default rating (as published by Moody’s) of “D” or “LD” or, in each case, had such ratings before they were withdrawn by S&P or Moody’s, as applicable;

(e) a Responsible Officer of the Servicer or the Borrower has actual knowledge that such Collateral Obligation is pari passu or junior in right of payment as to the payment of principal and/or interest to another debt obligation of the same Obligor which has (i) a rating by S&P of “CC” or below or “SD” or (ii) a Moody’s probability of default rating (as published by Moody’s) of “D” or “LD”, and in each case such other debt obligation remains outstanding of such Collateral Obligation having an effective rate of current interest paid in cash on such day of not less than (i) if such Deferrable Collateral Obligation is a Fixed Rate Collateral Obligation, 5.00% per annum over the LIBOR Rate or (ii) otherwise, 6.00% per annum over the applicable index rate.

“Determination Date” means the last calendar day of each month, or if such day is not a Business Day, the next succeeding Business Day.

“DIP Loan” means any Loan made to a debtor-in-possession pursuant to Section 364 of the Bankruptcy Code having the priority allowed by either Section 364(c) or 364(d) of the Bankruptcy Code and fully secured by senior Liens.

“Discount Factor” means, (i) with respect to each Collateral Obligation (other than a Non-Revalued Broadly Syndicated Loan) and as of any date of determination, the value (expressed as a percentage of par) of such Collateral Obligation as determined by the Facility Agent in its sole discretion in accordance with Section ~~2.7.~~2.7 or (ii) with respect to each Collateral Obligation that is a Non-Revalued Broadly Syndicated Loan, the Market Value of such Broadly Syndicated Loan.

“Distribution Date” means the 15th calendar day of each January, April, July and October, or if such date is not a Business Day, the next succeeding Business Day.

“Diversity Score” means, as of any day, a single number that indicates collateral concentration in terms of both issuer and industry concentration, calculated as set forth in Schedule 1 hereto, as such Diversity Scores shall be updated at the option of the Facility Agent in its sole discretion if Moody’s publishes revised criteria.

“Document Checklist” means an electronic list delivered by the Borrower (or by the Servicer on behalf of the Borrower) to the Collateral Custodian that identifies each of the documents that have been included in each Collateral Obligation File and whether such document is an original or a copy and whether a hard copy or electronic copy will be delivered to the Collateral Custodian related to a Collateral Obligation and includes the name of the Obligor with respect to such Collateral Obligation, in each case as of the related Funding Date.

“DOL Regulations” means regulations promulgated by the U.S. Department of Labor at 29 C.F.R. § 2510.3 101, as modified by Section 3(42) of ERISA and/or at 20 C.F.R. § 2550.401c-1.

“Dollar(s)” and the sign “$” mean lawful money of the United States of America. “EBITDA” means, with respect to any period and any Collateral Obligation, the meaning of “EBITDA,” “Adjusted EBITDA” or any comparable definition in the Underlying Instruments for each such Collateral Obligation. In any case that “EBITDA,” “Adjusted EBITDA” or such comparable definition is not defined in such Underlying Instruments, an amount, for the related Obligor and any of its parents or Subsidiaries that are obligated with respect to such Collateral Obligation pursuant to its Underlying Instruments (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus interest expense, income taxes, depreciation, amortization and, to the extent Collateral Custodian appointed in accordance with the terms hereunder are deemed to be acceptable securities intermediaries to the Facility Agent.

“Eligible Collateral Obligation” means, on any Measurement Date, each Collateral Obligation that satisfies the following conditions (unless otherwise added or waived by the Facility Agent in its sole discretion in the  ~~applicable~~related Approval Notice); provided that, prior to the date that is five (5) days after the Effective Date, the Collateral Obligation in respect of SMS Systems Maintenance Services Inc. shall be deemed to be an Eligible Collateral Obligation:

(a) the Facility Agent in its sole discretion has delivered an Approval Notice with respect to such Collateral Obligation which has been acknowledged and agreed to by the Borrower;

(b) such Collateral Obligation is not a Defaulted Collateral Obligation;

(c) such Collateral Obligation is not an Equity Security and is not convertible into an Equity Security at the option of the applicable Obligor or any Person other than the Borrower;

(d) such Collateral Obligation is not a Structured Finance Obligation;

(e) such Collateral Obligation is denominated in Dollars and is not convertible by the Obligor thereof into any currency other than Dollars;

(f) such Collateral Obligation is not a single-purpose real estate based loan (unless the related real estate is a hotel, casino or other operating company), a construction loan or a project finance loan;

(g) such Collateral Obligation is not a lease (including a financing lease);

(h) if such Collateral Obligation is a Deferrable Collateral Obligation, it provides for periodic payments of interest thereon in cash no less frequently than semi-annually and the portion of interest required to be paid in cash under the terms of the related Underlying Instruments results in the outstanding principal amount of such Collateral Obligation having an effective rate of current interest paid in cash on such day of not less than (i) if such Deferrable Collateral Obligation is a Fixed Rate Collateral Obligation, 5.00% per annum over the LIBOR Rate or (ii) otherwise, 6.00% per annum over the applicable index rate;

(i) as of the date of acquisition, the related Obligor had EBITDA greater than or equal to $5,000,000;

(j) such Collateral Obligation is not incurred or issued in connection with a merger, acquisition, consolidation, sale of all or substantially all of the assets of a Person, restructuring or similar transaction, which obligation or security by its terms is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings (other than any additional borrowing or refinancing if one or more financial institutions has provided the issuer of such obligation or security with a binding written commitment to provide the same, so long as (i) such commitment is equal to the outstanding principal amount of such to any assignee of the Facility Agent permitted or contemplated under this Agreement, (iii) to any Person at any foreclosure or strict sale or other disposition initiated by a secured creditor in furtherance of its security interest, and (iv) to commercial banks, financial institutions, offshore and other funds (in each case, including transfer permitted by operation of the UCC), subject, in the cases of clauses (iii) and (iv), to customary and market restrictions on assignment;

(w) the proceeds of such Collateral Obligation will not be used to finance activities of the type engaged in by businesses classified under NAICS Codes 2361 (Residential Building Construction), 2362 (Nonresidential Building Construction), 2371 (Utility System Construction), or 2372 (Land Subdivision);

(x) the Related Security for such Collateral Obligation is primarily located in the United States;

(y) (i) as of the Cut-Off Date, such Collateral Obligation, if rated by such Rating Agency, does not have either (x) a public rating by S&P of “CCC-” or below or (y) a Moody’s probability of default rating (as published by Moody’s) of “Caa3” or below or (ii) if not rated by either Rating Agency, the Borrower (or the Servicer on behalf of the Borrower) shall have requested from such Rating Agency a credit estimate, shadow rating or similar rating within 10 Business Days of the applicable Cut-Off Date;

(z) such Collateral Obligation has an Agency Rating;

(aa) such Collateral Obligation is not the subject of an Offer, exchange or tender by the related Obligor for cash, securities or any other type of consideration, other than a Permitted Offer, but only to the extent of such Offer and to the extent set forth on the related Asset Approval Request (or, in the case of a Collateral Obligation that becomes subject to an Offer that is a Permitted Offer after the Cut-Off Date with respect to such Collateral Obligation, to the extent notified by the Servicer to the Facility Agent);

(bb) such Collateral Obligation is purchased for a Purchase Price of at least 85%;

(cc) such Collateral Obligation does not have an Obligor in a Prohibited Industry~~;~~ or any other industry which is illegal under Applicable Law at the time of acquisition of such Collateral Obligation; and

(dd) if it is a registration-required obligation within the meaning of the Code, such Collateral Obligation is Registered; and(ee) the proceeds of such Collateral Obligation will not ~~be used (A) to the knowledge of the Borrower and the Servicer, to finance activities within the~~ marijuana industry, nor (B) to provide financing to any other industry which is illegal under ~~Applicable Law at the time of acquisition of such Collateral Obligation~~.

“Eligible Obligor” means, on any day, any Obligor that (i) is a Person (other than a natural person) that is duly organized and validly existing under the laws of, the United States or any State thereof, (ii) is a legal operating entity or holding company, (iii) is not an Official Body, and (iv) is not an Affiliate of, or controlled by, the Borrower, the Servicer or the Equityholder.

“Enterprise Value Loan” means any Loan that is not an Asset Based Loan.

(j) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations with Obligors in any single Moody’s Industry Classification (other than a Moody’s Industry Classification described in the following proviso) over 12.0% of the Target CLO Amount; provided that (i) the sum of the Principal Balances of all Collateral Obligations with Obligors in any single Moody’s Industry Classification may be up to 20.0% of the Target CLO Amount and (ii) in addition, the sum of the Principal Balances of all Collateral Obligations with Obligors in any single Moody’s Industry Classification (other than a Moody’s Industry Classification described in clause (i)) may be up to 15.0% of the Target CLO Amount;

(k) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that pay interest less frequently than quarterly over 5.0% of the Target CLO Amount;

(l) the sum of the Principal Balances of all Collateral Obligations that are Cov-Lite Loans over 15.0% of the Target CLO Amount;

(m) the sum of the Principal Balances of all Collateral Obligations (other than Defaulted Obligations) that have a Moody’s probability of default rating (as published by Moody’s) of “Caa1” or below over (x) prior to the date that is five (5) days after the Effective Date, 22.5% of the Excess Concentration Measure and (y) thereafter, 17.5% of the Excess Concentration Measure;

(n) the sum of the Principal Balances of all Collateral Obligations (other than Defaulted Obligations) that have a public rating by S&P of “CCC+” or below over 17.5% of the Excess Concentration Measure;

(o) the sum of the Principal Balances of all Collateral Obligations the Agency Rating for which is determined pursuant to clause (c) of the definition thereof on any date of determination that is eight (8) weeks after the applicable Cut-Off Date over ~~10.0~~20.0% of the Excess Concentration Measure;

(p) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are in a Permitted Gaming Industry (other than in respect of hotels and resorts) over 7.5% of the Excess Concentration Measure; ~~and~~

(~~1~~q) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are in the defense industry (other than a Prohibited Defense Asset) over 7.5% of the Excess Concentration Measure.;

(r) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that neither (x) are Broadly Syndicated Loans nor (y) have an Agency Rating which is determined pursuant to clause (a) of the definition thereof, over 40.0% of the Excess Concentration Measure;

(s) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are Broadly Syndicated Loans with fewer than three (3) dealer bid-side quotes, over 25.0% of the Excess Concentration Measure; and

(t) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that were purchased for a Purchase Price of less than 90%, over 10.0% of the Excess Concentration Measure.

“Excess Concentration Measure” means the sum of (i) the Principal Balances for all Eligible Collateral Obligations plus (ii) all amounts on deposit in the Principal Collection Account plus (iii) all amounts on deposit in the Unfunded Exposure Account.

“Excess Funds” means, as of any date of determination and with respect to any Conduit Lender, funds of such Conduit Lender not required, after giving effect to all amounts on deposit in its commercial paper account, to pay or provide for the payment of (i) all of its matured and maturing commercial paper notes on such date of such determination and (ii) the principal of and interest on all of its loans outstanding on such date of such determination.

“Excluded Amounts” means (i) any amount deposited into the Collection Account with respect to any Collateral Obligation, which amount is attributable to the reimbursement of payment by or on behalf of the Borrower of any Tax, fee or other charge imposed by any Official Body on such Collateral Obligation or on any Related Security, (ii) any interest or fees (including origination, agency, structuring, management or other up-front fees) that are for the account of the applicable Person from whom the Borrower purchased such Collateral Obligation, (iii) any reimbursement of insurance premiums, (iv) any escrows relating to Taxes, insurance and other amounts in connection with Collateral Obligations which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under Underlying Instruments, (v) to the extent paid using amounts other than Collections and proceeds of Advances, any amount paid in respect of reimbursement for expenses owed in respect of any Collateral Obligation pursuant to the related Underlying Instrument or (vi) any amount deposited into the Collection Account in error (including any amounts relating to any portion of an asset sold by the Borrower and occurring after the date of such sale).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Obligations pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Obligations (other than pursuant to Section 17.16(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.3(f) and (d) any withholding Taxes imposed under FATCA.

“Executive Officer” means, with respect to the Borrower, the Servicer or the Equityholder, the Chief Executive Officer, the Chief Operating Officer of such Person or any other Person included on the incumbency of the Borrower, Servicer or Equityholder, as applicable, delivered pursuant to Section 6.1(g) and, with respect to any other Person, the President, Chief Financial Officer or any Vice President.

“Extension Request” means any of the events described in Section 2.6. “Facility Agent” has the meaning set forth in the Preamble.

“Facility Amount” means(a) prior to the end of the Revolving Period, $~~250,000,000,~~200,000,000, unless this amount is permanently reduced pursuant to Section 2.5 or increased pursuant to Section 2.8, in which event it means such lower or higher amount and (b) from and after the end of the Revolving Period, the Advances outstanding.

“Facility Termination Date” means the earliest of (i) the date that is ~~three~~six (~~3~~6 ) months after the last day of the Revolving Period (or, if such day is not a Business Day, the next succeeding Business Day), (ii) the date of the CLO Takeout and (iii) the effective date on which the facility hereunder is terminated pursuant to Section 13.2.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with such sections of the Code and any legislation, law, regulation or practice enacted or promulgated pursuant to such intergovernmental agreement including, for the avoidance of doubt, the Cayman Islands Tax Information Authority Law (2017 Revision) together with regulations and guidance notes made pursuant to such law.

“Federal Funds Rate” means, for any period, a fluctuating rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Facility Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter” has the meaning set forth in Section 8.4. “Fees” has the meaning set forth in Section 8.4.

“FILO Loan” means any Loan that (i) becomes, by its terms, subordinate in right of payment to one or more other obligations of the related Obligor, in each case issued under the same Underlying Instruments as such Loan (other than any Loan subject to a Permitted Working Capital Lien), in any bankruptcy, reorganization, arrangement, insolvency, moratorium or

“Fitch” means Fitch Ratings, Inc., Fitch Ratings Ltd. and their subsidiaries, including Derivative Fitch Inc. and Derivative Fitch Ltd. and any successor thereto.

“Fixed Rate Collateral Obligation” means any Collateral Obligation that bears a fixed rate of interest.

“Floating Rate Note” means a floating rate note issued pursuant to an indenture or equivalent document by a corporation, partnership, limited liability company, trust or other person that is secured by a first or second priority perfected security interest or lien in or on specified collateral securing the issuer’s obligations under such note.

“Foreign Lender” means a Lender that is not a U.S. Person. “Fourth Amendment Effective Date” means March 22, 2020.

“FRS Board” means the Board of Governors of the Federal Reserve System and, as applicable, the staff thereof.

“Funding Date” means any Advance Date or any Reinvestment Date, as applicable. “GAAP” means generally accepted accounting principles in the United States, which are applicable to the circumstances as of any day.

“Group I Country” means The Netherlands, Australia, New Zealand and the United Kingdom (or such other countries as may be specified in publicly available published criteria from Moody’s from time to time).

“Group II Country” means Germany, Ireland, Sweden and Switzerland (or such other countries as may be specified in publicly available published criteria from Moody’s from time to time).

“Group III Country” means Austria, Belgium, Denmark, Finland, France, Hong Kong, Iceland, Liechtenstein, Luxembourg, Norway and Singapore (or such other countries as may be specified in publicly available published criteria from Moody’s from time to time).

“Hazardous Materials” means all materials subject to any Environmental Law, including materials listed in 49 C.F.R. § 172.101, materials defined as hazardous pursuant to § 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, lead-based materials, petroleum or petroleum distillates or asbestos or material containing asbestos, polychlorinated biphenyls, radon gas, urea formaldehyde and any substances classified as being “in inventory”, “usable work in process” or similar classification that would, if classified as unusable, be included in the foregoing definition.

“Hedge Breakage Costs” means, with respect to each Hedge Counterparty upon the early termination of any Hedge Transaction with such Hedge Counterparty, the net amount, if any, under capital leases; (v) all non-contingent obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument; (vi) all debt of others secured by a Lien on any asset of such Person, whether or not such debt is assumed by such Person; and (vii) all debt of others guaranteed by such Person and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss (in each case excluding any unfunded commitments of the Borrower with respect to any Variable Funding Asset).

“Indemnified Amounts” has the meaning set forth in Section 16.1. “Indemnified Party” has the meaning set forth in Section 16.1.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Independent Accountants” means a firm of nationally recognized independent certified public accountants.

“Initial Weighted Average Market Value” means, as of any date of determination following the Fourth Amendment Effective Date, the number obtained by (i) summing the products obtained by multiplying (a) the Market Value of each Broadly Syndicated Loan and Reclassified Broadly Syndicated Loan by (b) the aggregate Principal Balance of each such Loan, in each case of clauses (a) and (b), as of the Fourth Amendment Effective Date and (ii) dividing such sum by the aggregate Principal Balance of all Broadly Syndicated Loans and the aggregate Principal Balance of all Reclassified Broadly Syndicated Loans, in each case, as of the Fourth Amendment Effective Date.

“Insolvency Event” means, with respect to any Person, (a) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or such Person shall admit in writing its inability to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing, (c) the passing of a resolution by on that service for the purpose of displaying London interbank offered rates of major banks as of 11:00 a.m., London time, two Business Days prior to the first day of such Accrual Period (it being understood that if at least two such rates appear on such page, the rate will be the arithmetic mean of such displayed rates); provided, further, that in the event fewer than two such rates are displayed, or if no such rate is relevant, the LIBOR Rate shall be a rate per annum at which deposits in Dollars are offered by the principal office of the Facility Agent in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Accrual Period for delivery on such first day and for a period equal to three (3) months or (y) if a LIBOR Replacement Rate has been selected in accordance with the definition thereof, the LIBOR Replacement Rate.

“LIBOR Replacement Rate” means the alternative rate, including any applicable spread adjustments thereto, selected by the Servicer (on behalf of the Borrower) with the consent of the Facility Agent (with notice to the Equityholder, the Borrower and each Lender), at any time there is a material disruption to LIBOR Rate or LIBOR Rate ceases to exist or be reported as described in the definition of “LIBOR Rate” that, in its commercially reasonable judgment, is commonly used on the applicable date of determination with respect to the Loans, in each case, as a successor or replacement benchmark for “LIBOR Rate”. In connection with any LIBOR Replacement Rate, the Servicer, with the consent of the Facility Agent, may make related changes determined by the Servicer in its commercially reasonable judgment to be advisable or necessary to implement the use of such replacement rate, including, without limitation, any required change to the definition of “Business Day.”

“Lien” means any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics’ liens and any liens that attach by operation of law.

“Loan” means any commercial loan.

“Loan Register” has the meaning set forth in Section 15.5(a). “Loan Registrar” has the meaning set forth in Section 15.5(a).

“Maintenance Covenant” means a covenant by any borrower to comply with one or more financial covenants during each reporting period (but not more frequently than quarterly), whether or not such borrower has taken any specified action; provided that a covenant that otherwise satisfies the definition hereof and only applies when amounts are outstanding under the related loan shall be a Maintenance Covenant.

“Margin Stock” means “Margin Stock” as defined under Regulation U issued by the FRS Board.

“Market Value” means, with respect to any Broadly Syndicated Loan or Reclassified Broadly Syndicated Loan on any date of determination, the lower of (I) the Purchase Price of such Loan (without giving effect to the first proviso in the definition of “Purchase Price”) or (II) the amount (determined by the Servicer) expressed as a percentage equal to (i) the bid price determined by the Loan Pricing Corporation, Markit Group Limited, Loan X Mark-It Partners,

Thompson Reuters Pricing Service, or any other nationally recognized loan pricing service selected by the Servicer; or (ii) if a price described in clause (i) is not available, (A) the average of the bid prices determined by three broker-dealers active in the trading of such asset that are independent from each other and the Borrower and the Servicer; and (B) if only two such bids can be obtained, the lower of the bid prices of such two bids.

“Master Participation Agreement” means the Master Participation Agreement dated on or about the date hereof by and among the Borrower, as buyer, the Equityholder, as seller collateral manager and FS Senior Funding Ltd., as seller, as amended, modified, waived, supplemented or restated from time to time.

“Material Action” means an action to institute proceedings to have the Borrower be adjudicated bankrupt or insolvent, to file any insolvency case or proceeding, to institute proceedings under any applicable insolvency law, to seek relief under any law relating to relief from debts or the protection of debtors, or consent to the institution of bankruptcy or insolvency proceedings against the Borrower or file a petition seeking, or consent to, reorganization or relief with respect to the Borrower under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Borrower or a substantial part of its property, or make any assignment for the benefit of creditors of the Borrower, or admit in writing the Borrower’s inability to pay its debts generally as they become due, or take action in furtherance of any such action.

“Material Adverse Effect” means a material adverse effect on: (a) the assets, operations, properties, financial condition, or business of the Borrower or the Servicer; (b) the ability of the Borrower or the Servicer to perform its obligations under this Agreement or any of the other Transaction Documents; (c) the validity or enforceability of this Agreement, any of the other Transaction Documents, or the rights and remedies of the Secured Parties hereunder or thereunder taken as a whole; or (d) the aggregate value of the Collateral or on the assignments and security interests granted by the Borrower in this Agreement.

“Material Modification” means, other than during the Post-Pricing  Period, any amendment or waiver of, or modification or supplement to, any Underlying Instrument governing a Collateral Obligation executed or effected on or after the related Cut-Off Date which:

(a) Collateral Obligation; reduces or forgives any or all of the principal amount due under such

(b) (i) waives one or more interest payments, (ii) permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Collateral Obligation (other than any deferral or capitalization already allowed by the terms of any Deferrable Collateral Obligation as of the related Cut-Off Date) or (iii) reduces the spread or coupon payable on such Collateral Obligation below the spread or coupon as of the applicable Cut-Off Date (excluding any increase in an interest rate arising by operation of a default or penalty interest clause under a Collateral Obligation and any reduction or an increase pursuant to a contractual pricing grid set forth in the related Underlying Instruments on the applicable Cut-Off Date) unless (x) the Servicer certifies that the credit quality of the related Obligor has

“Minimum Utilization Fee” means a fee payable pursuant to Section 3.2 to each Committed Lender for each day of the related Accrual Period equal to the product of (A) the Applicable Margin and (B) the positive difference (if any) of (x) the product of (1) such Committed Lender’s average daily Commitment during the related Accrual Period multiplied by (2) the Minimum Utilization Percentage minus (y) the daily average Advances funded by such Committed Lender (or its Lender Group) during such Accrual Period minus (z) the Undrawn Fee accrued during such Accrual Period with respect to the amount of the unutilized Commitment.

For purposes of this calculation, “Minimum Utilization Percentage” shall mean 80.0%.

“Minimum Weighted Average Coupon Test” means a test that will be satisfied on any date of determination if the Weighted Average Coupon of all Eligible Collateral Obligations that are Fixed Rate Collateral Obligations included in the Collateral on such day is equal to or greater than 6.00%.

“Minimum Weighted Average Spread Test” means a test that will be satisfied on any date of determination if the Weighted Average Spread of all Eligible Collateral Obligations included in the Collateral on such day is equal to or greater than 4.25%.

“Monthly Report” means a monthly report in the form of Exhibit D prepared as of the close of business on each Reporting Date.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Moody’s Industry Classification” means the industry classifications set forth in Schedule 2 hereto, as such industry classifications shall be updated at the option of the Facility Agent in its sole discretion if Moody’s publishes revised industry classifications.

“Moody’s RiskCalc” has the meaning specified in Schedule 4.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 3(37) or Section 4001(a)(3) of ERISA, as applicable, in respect of which the Borrower or any ERISA Affiliate has or could have any obligation or liability, contingent or otherwise.

“MV Measurement Date” means the last Business Day of each calendar week.

“Non-Approval Event” means, as of any date of determination, an event that (x) will be deemed to have occurred if the ratio (measured on a rolling-six month basis) of (i) the number of Asset Approval Requests resulting in Non-Approved Loans over (ii) the total number of Asset Approval Requests is greater than 50% and (y) will be continuing until the conditions set forth in clause (x) of this definition are no longer true.

“Non-Approved Loan” means each Loan that is otherwise fully eligible for inclusion in the Borrowing Base for which an Asset Approval Request is submitted by the Servicer in good faith to the Facility Agent for inclusion in the Borrowing Base, and such Asset Approval Request is not approved by the Facility Agent.

“Non-Revalued Broadly Syndicated Loan” means a Broadly Syndicated Loan with respect to which no Revaluation Event has occurred since the applicable Cut-Off Date.

“Note” means a promissory grid note in the form of Exhibit A, made payable to an Agent on behalf of the related Lender Group.

“Note Agent” has the meaning set forth in Section 14.1.

~~“OCSI Entities” means Oaktree Strategic Income Corporation and its Subsidiaries.~~

“Obligations” means all obligations (monetary or otherwise) of the Borrower to the Lenders, the Agents, the Collateral Agent, the Collateral Custodian, the Securities Intermediary, the Facility Agent or any other Affected Person or Indemnified Party arising under or in connection with this Agreement, the Notes and each other Transaction Document.

“Obligor” means any Person that owes payments under any Collateral Obligation and, solely for purposes of calculating the Excess Concentration Amount pursuant to clauses (b), (c) and (d) of the definition thereof, any Obligor that is an Affiliate of another Obligor shall be treated as the same Obligor; provided that for purposes of this definition, the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common Financial Sponsor.

“Obligor Information” means, with respect to any Obligor, (i) the legal name of such Obligor, (ii) the jurisdiction in which such Obligor is domiciled, (iii) the audited financial statements for the two prior fiscal years (or such shorter period of time that the Obligor has been in existence) of such Obligor, (iv) the Servicer’s internal credit memo with respect to the Obligor and the related Collateral Obligation, (v) the annual report for the most recent fiscal year of such Obligor, (vi) a company forecast of such Obligor including plans related to capital expenditures, (vii), the business model, company strategy and names of known peers of such Obligor, (viii) the shareholding pattern and details of the management team of such Obligor and (ix) details of any banking facilities and the debt maturity schedule of such Obligor.

“OCSI Entities” means Oaktree Strategic Income Corporation and its Subsidiaries.

“OFAC” has the meaning set forth in Section 9.29(a).

“Offer” means a tender offer, voluntary redemption, exchange offer, conversion or other similar action.

“Officer’s Certificate” means a certificate signed by an Executive Officer.

“Official Body” means any government or political subdivision or any agency, authority, regulatory body, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Opinion of Counsel” means a written opinion of independent counsel reasonably acceptable in form and substance and from counsel reasonably acceptable to the Facility Agent.

“Optional Sale” has the meaning set forth in Section 7.10. “Original Commitment” means $250,000,000.

“Original Effective LTV” means, with respect to any Collateral Obligation, the Effective LTV of such Collateral Obligation as calculated by the Servicer and approved by the Facility Agent in accordance with the definitions of Effective LTV and the definitions used therein and set forth in the related Approval Notice.

“Original Leverage Multiple” means, with respect to any Collateral Obligation, the Leverage Multiple applicable to such Collateral Obligation as calculated by the Servicer (and, to the extent set forth in the Asset Approval Request, approved by the Facility Agent in the related Approval Notice) in accordance with the definition of Leverage Multiple and the definitions used therein and set forth in the related Approval Notice.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in the Obligations or any Transaction Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, mortgage, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participant” has the meaning set forth in Section 15.9(a). “Participant Register” has the meaning set forth in Section 15.9(c).

“Participation Interest” means a participation interest (other than an Effective Date Participation Interest) in a loan that would, at the time of acquisition or the Borrower’s commitment to acquire the same, satisfy each of the following criteria: (i) such participation interest, if acquired directly by the Borrower, would qualify as an Eligible Collateral Obligation, (ii) the selling institution is a lender on the loan or commitment, (iii) the aggregate participation interest in the loan granted by such selling institution to any one or more participants does not exceed the principal amount or commitment with respect to which the selling institution is a lender under such loan, (iv) such participation interest does not grant, in the aggregate, to the participant in such participation interest a greater interest than the selling institution holds in the loan or commitment that is the subject of the participation interest, (v) the entire purchase price for such participation interest is paid in full (without the benefit of financing from the selling

“Prohibited Industry” means, with respect to any Obligor, its primary business is (a) within an industry referred to in the definition of Prohibited Defense Asset; (b) the manufacture of fully completed and operational assault weapons or firearms; (c) in pornography or adult entertainment; ~~or~~ (d) in the gaming industry (other than (i) a Permitted Gaming Industry or (ii) hospitality and/or resorts development or the management thereof) or (e) in the opioid industry.

“Purchase Commitment” means a commitment by an investor to purchase CLO Securities that complies with the purchaser eligibility requirements and criteria specified in the terms of the CLO Securities and that is acceptable to DBSI in its sole discretion and “Purchase Commitments” means each Purchase Commitment together with each other Purchase Commitment.

“Purchase Price” means, with respect to any Collateral Obligation, the greater of (a) zero and (b) the actual purchase price in Dollars (or, if different principal amounts of such Collateral Obligation were purchased at different purchase prices, the weighted average of such purchase prices) paid by the Borrower for such Collateral Obligation (exclusive of any interest, accreted interest, original issue discount and upfront fees) divided by the principal balance of the portion of such Collateral Obligation purchased by the Borrower outstanding as of the date of such purchase (exclusive of any interest, accreted interest, original issue discount and upfront fees); provided, that with respect to any Collateral Obligation with a “Purchase Price” greater than or equal to 95% and determined by the Servicer to be a par loan (as certified by the Servicer to the Required Lenders), the “Purchase Price” of such Collateral Obligation shall be deemed to be 100%; provided, further, that with respect to any Collateral Obligation with a “Purchase Price” greater than 100%, the “Purchase Price” of such Collateral Obligation shall be deemed to be 100%. For the avoidance of doubt, the Purchase Price will be subject to adjustment by the Discount Factor, as provided herein.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning set forth in Section 17.20.

“Qualified Substitute Arrangement” has the meaning set forth in Section 10.6(c). “Rating Agencies” means S&P and Moody’s.

“Recipient” means (a) the Facility Agent, (b) any Lender, (c) any Agent and (d) any other recipient of a payment hereunder.

“Reclassification Date” has the meaning set forth in Section 10.4(c).

“Reclassified Broadly Syndicated Loan” means, as of any date of determination following the Fourth Amendment Effective Date, any Loan that was classified as a Broadly Syndicated Loan as of any prior date of determination and either (i) is not an Eligible Collateral Obligation or (ii) is not classified as a Broadly Syndicated Loan as a result of not satisfying the conditions set forth in the definition thereof; provided that if any Reclassified Broadly Syndicated Loan subsequently satisfies such conditions, then such Loan shall not be considered a Reclassified Broadly Syndicated Loan so long as it continues to satisfy all such conditions.

“Records” means the Collateral Obligation File for any Collateral Obligation and all other documents, books, records and other information prepared and maintained by or on behalf of the Borrower with respect to any Collateral Obligation and the Obligors thereunder, including all documents, books, records and other information prepared and maintained by the Borrower or the Servicer with respect to such Collateral Obligation or Obligors.

“Registered” means in registered form for U.S. federal income tax purposes. “Reinvestment” has the meaning set forth in Section 8.3(c).

“Reinvestment Date” has the meaning set forth in Section 8.3(c). “Reinvestment Request” has the meaning set forth in Section 8.3(c).

“Related Collateral Obligation” means any Collateral Obligation where any Affiliate of the Borrower, Servicer or the Equityholder owns a ~~Variable Funding Asset~~variable funding asset pursuant to the same Underlying Instruments; provided that any such asset will cease to be a Related Collateral Obligation once all commitments by such Affiliate of the Borrower, Servicer or the Equityholder to make advances or fund such Variable Funding Asset to the related Obligor expire or are irrevocably terminated or reduced to zero.

“Related Committed Lender” means, with respect to any Uncommitted Lender, each Committed Lender in its Lender Group.

“Related Property” means, with respect to a Collateral Obligation, any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Collateral Obligation, including, without limitation, any pledge of the stock, membership or other ownership interests in the related Obligor or its subsidiaries, all Warrant Assets with respect to such Collateral Obligation and all proceeds from any sale or other disposition of such property or other assets.

“Related Security” means, with respect to each Collateral Obligation:

(a) any Related Property securing a Collateral Obligation, all payments paid in respect thereof and all monies due, to become due and paid in respect thereof accruing after the applicable Advance Date and all liquidation proceeds thereof;

(b) all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness;

(c) all Collections with respect to such Collateral Obligation and any of the foregoing;

Effective LTV of such Collateral Obligation (or such other percentage determined by the Facility Agent in its sole discretion); provided that each subsequent increase of an additional 10% over the applicable Original Effective LTV shall be an additional Revaluation Event;

(j) such Collateral Obligation, if rated, receives (x) a public rating by S&P of “CCC-” or below or (y) a Moody’s probability of default rating (as published by Moody’s) of “Caa3” or below; ~~or~~

(k) the related Obligor undergoes a merger, is acquired by a third party or undergoes a material restructuring;

(~~k~~l) if any Agency Rating of such Collateral Obligation is based on a credit estimate, shadow rating or similar rating and not on a public rating, the failure by the Borrower or the Servicer on behalf of the Borrower to refresh such credit estimate or shadow rating on an annual basis thereafter;

(m) with respect to any Broadly Syndicated Loan, the Market Value of such Broadly Syndicated Loan is less than 70%;

(n) the failure of any Broadly Syndicated Loan to satisfy the conditions set forth in the definition thereof; or

(o) either (i) the failure of the Servicer to confirm that the bid-side quote dollar depth of the applicable Broadly Syndicated Loan is sufficient to purchase the Principal Balance of such Broadly Syndicated Loan or (ii) the receipt by the Facility Agent of confirmation from the Servicer that the bid-side quote dollar depth of the applicable Broadly Syndicated Loan is not sufficient to purchase the Principal Balance of such Broadly Syndicated Loan; provided that, the Facility Agent can only request the dollar depth of the five largest Broadly Syndicated Loans if any such Broadly Syndicated Loans has less than three (3) bid-side quotes; provided further that, such request can only be made no more than twice per week.

“Revolving Loan” means a Collateral Obligation that specifies a maximum aggregate amount that can be borrowed by the related Obligor and permits such Obligor to re-borrow any amount previously borrowed and subsequently repaid during the term of such Collateral Obligation.

“Revolving Period” means the period of time starting on the Effective Date and ending on the earliest to occur of (i) ~~March  31,~~September 30, 2020 or, if such date is extended pursuant to Section 2.6, the date mutually agreed upon by the Borrower and each Agent, (ii) the date on which the Facility Amount is terminated in full pursuant to Section 2.5 or (iii) the occurrence of an Event of Default.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor or successors thereto.

“S&P Industry Classification” means the industry classifications set forth in Schedule 2A hereto, as such industry classifications shall be updated at the option of the Facility Agent in its sole discretion if S&P publishes revised industry classifications.

“Servicer Expenses” means any accrued and unpaid expenses (including reasonable attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower to the Servicer (other than the Servicing Fees) under the Transaction Documents.

“Servicing Fees” means the Senior Servicing Fee and the Subordinated Servicing Fee. “Servicing Standard” means, with respect to any Collateral Obligations, to service and administer such Collateral Obligations on behalf of the Secured Parties in accordance with the Underlying Instruments and all customary and usual servicing practices using the same care, skill, prudence and diligence with which the Servicer services and administers loans for its own account or for the account of others.

“Specified Borrowing Base Breach” means (a) an amendment to the Discount Factor of one or more Collateral Obligations by the Facility Agent pursuant to Section 2.7(b) or (b) an increase in the Excess Concentration Amount not caused by the purchase of a Collateral Obligation which, in either case, causes the aggregate principal amount of all Advances outstanding hereunder to exceed the Borrowing Base by an amount (calculated as a percentage) equal to or less than 10% (in the aggregate); provided that such event shall not be a Specified Borrowing Base Breach if any other event occurred on the same date that either decreased the Borrowing Base (other than by operation of Section 8.3) or increased the Advances outstanding hereunder.

“Structured Finance Obligation” means any obligation issued by a special purpose entity secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage-backed securities, including (but not limited to) collateral debt obligations, collateral loan obligations, asset backed securities and commercial mortgage backed securities or any resecuritization thereof.

“Structuring Fee” means a fee payable by the Borrower to the Facility Agent in an amount equal to 0.25% of the ~~aggregate Commitments~~Original Commitment, which fee shall be payable on the Facility Termination Date.

“Subordinated Servicing Fee” means with respect to any Distribution Date, the subordinated fee payable to the Servicer or successor servicer (as applicable) for services rendered during the related Collection Period, which shall be equal to one-fourth of the product of (i) the Subordinated Servicing Fee Percentage multiplied by (ii) the average of the values of the Aggregate Eligible Collateral Obligation Amount on the first day and the last day of the related Collection Period.

“Subordinated Servicing Fee Percentage” means 0.25%.

“Subsidiary” means, with respect to any Person, a corporation, partnership or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

“Substituted Collateral Obligation” means, with respect to any Collection Period, any Warranty Collateral Obligation with respect to which the Equityholder has substituted in a replacement Eligible Collateral Obligation pursuant to Section 7.11 and the Sale Agreement.

“Successor Senior Servicing Fee” means with respect to any Distribution Date on which there is a Person other than Oaktree Strategic Income Corporation or an Affiliate thereof acting as Servicer, the senior fee payable to the Servicer for services rendered during the related Collection Period, which shall be equal to one-fourth of the product of (i) the Successor Senior Servicing Fee Percentage multiplied by (ii) the average of the values of the Aggregate Eligible Collateral Obligation Amount on the first day and the last day of the related Collection Period.

“Successor Senior Servicing Fee Percentage” means (x) if, on the related Distribution Date, the sum of the Collateral Obligation Amounts of all Eligible Collateral Obligations that are Broadly Syndicated Loans is greater than or equal to 50.0% of the Aggregate Eligible Collateral Obligation Amount, 0.65% and (y) otherwise, 1.00%.

“Supported QFC” has the meaning set forth in Section 17.20.

“Tangible Net Worth” means, with respect to any Person, the consolidated net worth of such Person and its consolidated Subsidiaries calculated in accordance with GAAP after subtracting therefrom the aggregate amount of the intangible assets of such Person and its consolidated Subsidiaries, including, without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks.

“Target CLO Amount” means $350,000,000.

“Taxes” means all present or future taxes, levies, imposts,  duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

“Transaction Documents” means this Agreement, the Notes, the Sale Agreement, the Collateral Agent and Collateral Custodian Fee Letter, each Fee Letter, the Account Control Agreement, the Administration Agreement, the Preference Share Purchase Agreement, the Master Participation Agreement and the other documents to be executed and delivered in connection with this Agreement, specifically excluding from the foregoing, however, Underlying Instruments delivered in connection with this Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“Uncommitted Lender” means any Conduit Lender designated as an “Uncommitted Lender” for any Lender Group and any of its assignees.

“Underlying Instrument” means the Credit Agreement and each other agreement that governs the terms of or secures the obligations represented by such Collateral Obligation or of which the holders of such Collateral Obligation are the beneficiaries.

“Undrawn Fee” a fee payable pursuant to Section 3.2 for each day of the related Collection Period equal to the product of (x) the aggregate Commitments on such day minus the aggregate principal amount of outstanding Advances on such day times (y) the Undrawn Fee Rate times (z) 1/360.

“Undrawn Fee Rate” means (a) prior to the three-month anniversary of the Effective Date, 0.25% and (b) thereafter, 0.50%.

“Unfunded Exposure Account” means a segregated, non-interest bearing securities account number 84108600, which is created and maintained on the books and records of the Securities Intermediary entitled “Unfunded Exposure Account” in the name of the Borrower and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties, which is established and maintained pursuant to Section 8.1(a).

“Unfunded Exposure Shortfall” has the meaning set forth in Section 8.1(a).

“Unmatured Event of Default” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default.

“Unmatured Servicer Default” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute a Servicer Default.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107 56.

“U.S. Borrower” means any Borrower that is a U.S. Person.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning set forth in Section 17.20.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 4.3(f).

“Valuation Standard” means one or a combination of customary and usual valuation methodologies generally accepted in the pricing and valuation market to derive a fair assessment of the current “fair value” as specified below of a Collateral Obligation and without regard to any compensation received from, or agency relationship with, any Person; provided that such fair value shall be based on the most recent financial reporting and/or any other customary financial and other information with respect to such Collateral Obligation including, without limitation, the following: (i) the financial performance of the Obligor of such Collateral Obligation; (ii) a fundamental analysis which may be based on discounted cash flow and a multiples-based approach based on comparable companies in the relevant sector or another generally accepted methodology for valuing companies in the relevant sector; and (iii) the current market environment (e.g., quoted trading levels on the Collateral Obligation (if available) and the relative trading levels and yields for debt instruments of comparable companies). For purposes of this definition, “fair value” is defined as the price that would be received when selling a Collateral Obligation in an orderly transaction between market participants on the date of measuring such a value.

“Variable Funding Asset” means any Revolving Loan or other asset that by its terms may require one or more future advances to be made to the related Obligor by any lender thereon or owner thereof.

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Warrant Asset” means any equity purchase warrants or similar rights convertible into or exchangeable or exercisable for any equity interests received by the Borrower as an “equity kicker” from the Obligor in connection with a Collateral Obligation.

“Warranty Collateral Obligation” has the meaning set forth in Section 7.11.

“Weighted Average Advance Rate” means, as of any date of determination with respect to all Eligible Collateral Obligations included in the Adjusted Aggregate Eligible Collateral Obligation Balance, the number obtained by (i) summing the products obtained by multiplying (a) the Advance Rate of each such Eligible Collateral Obligation by (b) such Eligible Collateral Obligation’s contribution to the Adjusted Aggregate Eligible Collateral Obligation Balance and (ii) dividing such sum by the Adjusted Aggregate Eligible Collateral Obligation Balance.

“Weighted Average Coupon” means, as of any day, the number expressed as a percentage equal to (i) the sum, for each Eligible Collateral Obligation (including, for any Deferrable Collateral Obligation, only the required current cash pay interest thereon) that is a Fixed Rate Collateral Obligation of (x) the interest rate for such Collateral Obligation minus the LIBOR Rate multiplied by (y) the Collateral Obligation Amount of each such Collateral Obligation divided by (ii) the sum of the Collateral Obligation Amounts for all Eligible Collateral Obligations that are Fixed Rate Collateral Obligations.

“Weighted Average Life” means, as of any day with respect to all Eligible Collateral Obligations included in the Collateral, the number of years following such date obtained by (i) summing the products obtained by multiplying (a) the Average Life at such time of each such Eligible Collateral Obligation by (b) the Collateral Obligation Amount of such Collateral Obligation and (ii) dividing such sum by the aggregate Collateral Obligation Amounts of all Eligible Collateral Obligations included in the Collateral.

“Weighted Average Market Value” means, as of any date of determination, the number obtained by (i) summing the products obtained by (a) multiplying (x) the Market Value of each Broadly Syndicated Loan by (y) the Principal Balance of each Broadly Syndicated Loan, in each case of clauses (a)(x) and (a)(y), as of such date of determination and (b) multiplying (x) the Market Value of each Reclassified Broadly Syndicated Loan by (y) the Principal Balance of each Reclassified Broadly Syndicated Loan, in each case of clauses (b)(x) and (b)(y), as of the applicable Reclassification Date and (ii) dividing such sum by the aggregate Principal Balance of all Broadly Syndicated Loans as of such date of determination and the aggregate Principal Balance of all Reclassified Broadly Syndicated Loans as of the applicable Reclassification Date.

“Weighted Average Moody’s Rating Factor” has the meaning specified in Schedule 5.

“Weighted Average Spread” means, as of any day, the number expressed as a percentage equal to (i) the Aggregate Funded Spread divided by (ii) the Aggregate Eligible Collateral Obligation Amount.

“Withholding Agent” means the Borrower, the Facility Agent, the Collateral Agent and the Servicer.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“written” or “in writing” (and other variations thereof) means any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.

“Yield” means, with respect to any period, the daily interest accrued on Advances during such period as provided for in Article III.

Section 1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement have the meanings as so defined herein when used in the Notes or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto or thereto.

(b) Each term defined in the singular form in Section 1.1 or elsewhere in this Agreement shall mean the plural thereof when the plural form of such term is used in this Agreement, the Notes or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto or thereto, and each term defined in the plural form in Section 1.1 shall mean the singular thereof when the singular form of such term is used herein or therein.

(c) The words “hereof,” “herein,” “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, the term “including” means “including without limitation,” and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

(d) The following terms which are defined in the UCC in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Certificated Securities, Chattel Paper, Control, Documents, Equipment, Financial Assets, Funds-Transfer System, General Intangibles, Indorse and Indorsed, Instruments, Inventory, Investment Property, Proceeds, Securities Accounts, Securities Intermediary, Security Certificates, Security Entitlements, Security Interest and Uncertificated Securities.

(e) ~~For the avoidance of doubt, on each Measurement Date, the status of each Collateral Obligation shall be re-determined by the Servicer as of such date and, as a consequence thereof, (i) Collateral Obligations that were previously Eligible Collateral Obligations on a prior Measurement Date may be excluded from the Aggregate Eligible Collateral Obligation Amount calculated on such Measurement Date and (ii) to the extent a new Approval Notice is provided by the Facility Agent, Collateral Obligations that were previously excluded from the Aggregate Eligible Collateral Obligation Amount on a prior Measurement Date may be included in the Aggregate Eligible Collateral Obligation Amount calculated on such Measurement Date.~~[Reserved].

(f) Unless otherwise specified, each reference in this Agreement or in any other Transaction Document to a Transaction Document shall mean such Transaction Document as the same may from time to time be amended, restated, supplemented or otherwise modified in accordance with the terms of the Transaction Documents.

(g) Unless otherwise specified, each reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision.

(h) All calculations required to be made hereunder with respect to the Collateral Obligations and Borrowing Base shall be made on a trade date basis and after giving effect to (x) all purchases or sales to be entered into on such trade date, (y) all Advances requested to be made on such trade date plus the balance of all unfunded Advances to be made in connection with the Borrower’s purchase of previously requested (and approved) Collateral Obligations and (z) in the case of calculations pursuant to Section 8.3(a), all distributions to be made at or prior to the relevant time of determination.

(i) Any use of “knowledge” or “actual knowledge” in this Agreement shall mean actual knowledge after reasonable inquiry.

(j) Any use of “material” or “materially” or words of similar meaning in this Agreement shall mean material, as determined by the Facility Agent in its commercially reasonable discretion.

(k) For purposes of this Agreement, an Event of Default or Servicer Default shall be deemed to be continuing until it is waived in accordance with Section 17.2. be payable if, as of the date of such permanent reduction, (A) the Facility Amount is permanently reduced in whole in connection with the CLO Takeout or (B)(1) no Unmatured Event of Default or Event of Default has occurred and is continuing and (2)(x) a Non-Approval Event has occurred and is continuing or (y) the Borrower has paid Increased Costs to the applicable Lender pursuant to Section 5.1 within the immediately preceding 30 days.

Section 2.6 Extension of Revolving Period. The Borrower may, at any time after the three-month anniversary of the Effective Date and prior to the date that is thirty days prior to the last date of the Revolving Period, deliver a written notice to each Lender (with a copy to the Facility Agent and each Agent) requesting an extension of the Revolving Period for an additional six (6) months (an “Extension Request”). Each Lender may approve or decline an Extension Request in its sole discretion; provided, that the Lenders shall respond to an Extension Request in writing not later than 30 days following receipt of such Extension Request, and if any Lender does not respond in writing by the end of such 30 day period it shall be deemed to have denied such Extension Request. No request by the Borrower to extend the Revolving Period shall be considered an “Extension Request” if such request is conditioned on an amendment to any other provision of the Transaction Documents.

Section 2.7 Calculation of Discount Factor.

(a) In connection with the purchase of each Collateral Obligation and prior to such Collateral Obligation being purchased by the Borrower and included in the Collateral or in connection with the circumstances described in clause (c) below, the Facility Agent will assign (in its sole discretion) a Discount Factor for such Collateral Obligation, which Discount Factor shall remain effective for such Collateral Obligation except as provided in clause (b) below.; provided that, with respect to any Collateral Obligation that is a Non-Revalued Broadly Syndicated Loan, the Discount Factor of such Collateral Obligation shall be the Market Value of such Non-Revalued Broadly Syndicated Loan unless otherwise directed by the Facility Agent in its sole discretion.

(b) If a Revaluation Event occurs with respect to any Collateral Obligation, the Discount Factor of such Collateral Obligation may be amended by the Facility Agent, in its sole discretion; provided that the Borrower may dispute the Discount Factor and at the expense of the Borrower elect to retain an Approved Valuation Firm to determine the Discount Factor no later than sixty (60) days after such assignment by the Facility Agent and in accordance with the Valuation Standard; provided, further, that if the Facility Agent disputes the determination of the Discount Factor by such Approved Valuation Firm, the Facility Agent may at the expense of the Borrower for up to two (2) Collateral Obligations and at the expense of the Facility Agent thereafter elect to retain a different Approved Valuation Firm to determine the Discount Factor in accordance with the Valuation Standard; provided, further, that the Borrower shall not at any time retain a different Approved Valuation Firm to determine a different Discount Factor for the same Collateral Obligation; provided, further, that any and all determinations by any Approved Valuation Firm of the Discount Factor shall be re-calculated, at the Borrower’s sole expense, every six (6) months after the date of such initial determination. If any additional Revaluation Event occurs with respect to any Collateral Obligation or the Leverage Multiple (as measured solely through the tranche or tranches of such Collateral Obligation actually held by the Borrower) with respect to such Collateral Obligation becomes (i) more than 2.00x higher than the applicable Original Leverage Multiple (as measured solely through the tranche or tranches of such Collateral Obligation actually held by the Borrower) and is greater than 8.00x total (as measured solely through the tranche or tranches of such Collateral Obligation actually held by the Borrower) or (ii) more than 3.00x higher than the applicable Original Leverage Multiple (as measured solely through the tranche or tranches of such Collateral Obligation actually held by the Borrower), the Discount Factor of such Collateral Obligation may be amended by the Facility Agent, in its sole discretion, and the Borrower may not dispute such Discount Factor. The Discount Factor (determined as the lower of (x) the Purchase Price paid by the Borrower for such Collateral Obligation and (y) the outstanding principal balance of such Collateral Obligation) shall be recalculated (by the Facility Agent) based on the average of the valuations provided by the Approved Valuation Firms. The Facility Agent will provide written notice of the revised Discount Factor to the Borrower, the Servicer and the Collateral Agent and each Agent. To the extent a Responsible Officer of the Servicer has actual knowledge or has received notice of any Revaluation Event with respect to any Collateral Obligation, the Servicer shall give prompt notice thereof to the Facility Agent and the Collateral Agent (but, in any event, not later than two (2) Business Days after it receives notice or a Responsible Officer of the Servicer gains actual knowledge thereof).

(c) If the circumstances giving rise to any Revaluation Event with regard to any Collateral Obligation cease to be applicable, the Servicer may provide written notice of such changed circumstance to the Facility Agent and each Agent, and if no Revaluation Event shall then be continuing for such Collateral Obligation, the Facility Agent may assign a new Discount Factor for such Collateral Obligation in its sole discretion as set forth in clause (a) above.

(d) After the Agency Rating of an Eligible Collateral Obligation has been downgraded, the Servicer may request that the Facility Agent reduce the Discount Factor of such Eligible Collateral Obligation and the Facility Agent may so reduce the Discount Factor of such Eligible Collateral Obligation in the Facility Agent’s sole discretion.

Section 2.8 Increase in Facility Amount. The Borrower may, with the prior written consent of the Facility Agent (which consent may be conditioned on one or more conditions precedent in its sole discretion), (i) increase the Commitment of the existing Lender Groups (pro rata) with the consent of each such Lender Group, (ii) add additional Lender Groups and/or (iii) increase the Commitment of any Lender Group with the consent of such Lender Group, in each case which shall increase the Facility Amount by the amount of the Commitment of each such existing or additional Lender Group. Each increase in the Facility Amount shall be allocated to each participating Lender Group pro rata based on their Commitments immediately prior to giving effect to such increase. Notwithstanding the foregoing, no such increase shall be permitted without the prior written consent of each of the Servicer and DBNY if, after giving effect to any such increase, DBNY’s Commitment will no longer be at least 51% of the Facility Amount.

Section 2.9 Defaulting Lenders. (a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) any payment of principal, interest, fees or other amounts received by the Collateral Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise), shall be applied at such time or times as may be determined by the Facility Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Facility Agent hereunder; second, as the Borrower may request (so long as no Event of Default or Unmatured Event of Default exists (except to the extent caused by such Defaulting Lender, as determined by the Facility Agent in its sole discretion)), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Facility Agent; third, if so determined by the Facility Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund future Advances under this Agreement; fourth, to the payment of any amounts owing to the other Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Event of Default or Unmatured Event of Default exists (except to the extent caused by such Defaulting Lender, as determined by the Facility Agent in its sole discretion), to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Advances of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.9 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto; and

(ii) for any period during which such Lender is a Defaulting Lender, such Defaulting Lender shall not be entitled to receive any Undrawn Fee or Minimum Utilization Fee for any period during which that Lender is a Defaulting Lender (and under no circumstance shall the Borrower retroactively be or become required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(b) If the Facility Agent and the Borrower determine in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Facility Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Advances of the other Lenders or take such other actions as the Facility Agent may determine to be necessary to cause the Advances to be held on a pro rata basis by the Lenders, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties and subject to Section 17.19, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

YIELD, UNDRAWN FEE, MINIMUM

UTILIZATION FEE ETC.

Section 3.1 Yield ~~and~~, Undrawn Fee and Minimum Utilization Fee. (a) The Borrower hereby promises to pay, on the dates specified in Section 3.2, Yield on the outstanding amount of each Advance (or each portion thereof) for the period commencing on the applicable Advance Date until such Advance is paid in full. No provision of this Agreement or the Notes shall require the payment or permit the collection of Yield in excess of the maximum amount permitted by Applicable Law.

(b) The Borrower shall pay the Undrawn Fee and the Minimum Utilization Fee on the dates specified in Section 3.2.

Section 3.2 Yield Distribution Dates. Yield accrued on each Advance (including any previously accrued and unpaid Yield~~) and~~, Undrawn Fee (as applicable) and Minimum Utilization Fee shall be payable, without duplication:

(a) on the Facility Termination Date;

(b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Advance; and

(c) on each Distribution Date.

Section 3.3 Yield Calculation. ~~Each Note~~The Advances shall bear interest on each day during each Accrual Period at a rate per annum equal to the product of (a) the Interest Rate for such Accrual Period multiplied by (b) the outstanding Advances ~~attributable to such Note~~ on such day. All Yield shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such Yield is payable over a year comprised of 360 days.

Section 3.4 Computation of Yield, Fees, Etc. Each Agent (on behalf of its respective Lender Group) and the Facility Agent shall determine the applicable Yield and all Fees to be paid by the Borrower on each Distribution Date for the related Accrual Period and shall advise the Collateral Agent thereof in writing no later than the Determination Date immediately prior to such Distribution Date. Such reporting may also include an accounting of any amounts due and payable pursuant to Sections 4.3 and 5.1.

ARTICLE IV

PAYMENTS; TAXES

Section 4.1 Making of Payments. Subject to, and in accordance with, the provisions hereof and Section 2.4 or Section 8.3(a), as applicable, all payments of principal of or Yield on the Advances and other amounts due to the Lenders shall be made pursuant to Section 8.3(a) by no later than 3:00 p.m., New York City time, on the day when due in lawful money of the United States of America in immediately available funds. Payments received by any Lender or Agent after 3:00 p.m., New York City time, on any day will be deemed to have been received by such Lender or Agent on the next following Business Day. The respective Agent for each Lender Group shall allocate to the Lenders in its Lender Group each payment in respect of the Advances received by the respective Agent as provided by Section 8.3 or Section 2.4, as applicable. Payments in reduction of the principal amount of the Advances shall be allocated and applied to Lenders pro rata based on their respective portions of such Advances, or in any such case in such other proportions as each affected Lender may agree upon in writing from time to time with such Agent and the Borrower. Payments of Yield ~~and~~, Undrawn Fee and Minimum Utilization Fee shall be allocated and applied to Lenders pro rata based upon the respective amounts of such Yield ~~and~~, Undrawn Fee and Minimum Utilization Fee due and payable to them.

Section 4.2 Due Date Extension. If any payment of principal or Yield with respect to any Advance falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day, and additional Yield shall accrue and be payable for the period of such extension at the rate applicable to such Advance.

Section 4.3 Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 4.3) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Official Body in accordance with Applicable Law, or at the option of the Facility Agent (without duplication) timely reimburse it for the payment of, any Other Taxes.

(c) Indemnification by the Borrower. The Borrower shall indemnify (without duplication) each Recipient, within 10 days after written demand therefor, which demand shall be accompanied with documents evidencing the same, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to the Collateral Obligations to be purchased by it on such Funding Date, demonstrating that (i) with respect to each Advance, all of the Collateral Quality Tests and the Minimum Equity Test are satisfied, or (ii) with respect to each Reinvestment, (A) the Diversity Score is at least 10 and (B) each other Collateral Quality Test is satisfied or, if not satisfied, maintained or improved, and the Minimum Equity Test is satisfied.

(g) Hedging Agreements. The Facility Agent shall have received evidence, in form and substance reasonably satisfactory to the Required Lenders, that the Borrower has entered into Hedging Agreements to the extent required by, and satisfying the requirements of, Section 10.6;

(h) Facility Agent Approval. In connection with the acquisition of any Collateral Obligation by the Borrower, or the incremental pledge of any Collateral Obligation owned by the Borrower, (1) the Borrower shall have received ~~a copy of~~ an Approval Notice with respect to such Collateral Obligation~~, evidencing (1) the approval of the Facility Agent, in its sole discretion, of any and all Collateral Obligations to be added to the Collateral, (2) the assigned Discount Factor for such Collateral Obligation, (3) whether such Collateral Obligation is an Enterprise Value Loan or an Asset Based Loan, (4) whether such Collateral Obligation is a First Lien Loan, FILO, Second Lien Loan or such other Loan type permitted for purchase hereunder, (5) with respect to any Asset Based Loan, whether such Asset Based Loan is secured by working capital, fixed assets or intellectual property and (6) any related Permitted Working Capital Liens~~ from the Facility Agent and (2) the Borrower (or the Servicer on its behalf) shall have given electronic notice back to the Facility Agent that it acknowledges and agrees to the terms set forth in the related Approval Notice;

(i) Permitted Use. The proceeds of any Advance or Reinvestment will be used solely by the Borrower (A) to acquire Collateral Obligations as identified on the applicable Asset Approval Request or (B) to satisfy any unfunded commitments in connection with any Variable Funding Asset;

(j) Appraised Value. In connection with the acquisition of each Asset Based Loan and within the time periods set forth below, the Borrower or the Servicer (on behalf of the Borrower) shall have retained or shall have caused the Obligor to retain an Approved Valuation Firm to calculate the Appraised Value of (A) with respect to any such Collateral Obligation that has intellectual property, equipment or real property, as the case may be, in its borrowing base, the collateral securing such Collateral Obligation within twelve (12) months prior to the acquisition of such Collateral Obligation and inclusion into the Collateral and (B) with respect to all other Asset Based Loans, the collateral securing such Collateral Obligation within six (6) months prior to the acquisition of such Collateral Obligation and inclusion into the Collateral. The Servicer shall report the Approved Valuation Firm, appraisal metric and Appraised Value for such Collateral Obligation to the Facility Agent (with a copy to each Agent) in the Advance Request related to such Collateral Obligation. In addition, the Servicer shall deliver promptly following receipt thereof (x) to the Facility Agent, each updated Appraised Value for a Collateral Obligation and (y) to each Agent, any updated Appraised Value for a Collateral Obligation required by clause (h) of the definition of “Revaluation Event”;

Section 7.3 Duties of the Servicer. The Servicer shall manage, service, administer and make collections on the Collateral Obligations and perform the other actions required by the Servicer in accordance with the terms and provisions of this Agreement and the Servicing Standard.

(a) The Servicer shall take or cause to be taken all such actions, as may be reasonably necessary or advisable to attempt to recover Collections from time to time, all in accordance with (i) Applicable Law, (ii) the applicable Collateral Obligation and its Underlying Instruments and (iii) the Servicing Standard. The Borrower hereby appoints the Servicer, from time to time designated pursuant to Section 7.1, as agent for itself and in its name to enforce and administer its rights and interests in the Collections and the related Collateral Obligations.

(b) The Servicer shall administer the Collections in accordance with the procedures described herein. The Servicer shall deposit all Collections received directly by it into the Collection Account within one (1) Business Day of receipt thereof. The Servicer shall identify all Collections as either Principal Collections or Interest Collections, as applicable. The Servicer shall make such deposits or payments by electronic funds transfer through the Automated Clearing House system, or by wire transfer.

(c) The Servicer shall maintain for the Borrower and the Secured Parties in accordance with their respective interests all Records that evidence or relate to the Collections not previously delivered to the Collateral Agent and shall, as soon as reasonably practicable upon demand of the Facility Agent, make available, or, upon the Facility Agent’s demand following the occurrence and during the continuation of a Servicer Default, deliver to the Facility Agent and the Collateral Agent (with a copy to each Agent) copies of all Records in its possession which evidence or relate to the Collections.

(d) The Servicer shall, as soon as practicable following receipt thereof, turn over to the applicable Person any cash collections or other cash proceeds received with respect to each Collateral Obligation that does not constitute a Collateral Obligation or was paid in connection with a Retained Interest.

(e) On each Measurement Date, (i) the Servicer (on behalf of the Borrower) shall re-determine the status of each Collateral Obligation as of such calculation date and to provide notice of any change in the status of any Eligible Collateral Obligation to the Collateral Agent and, as a consequence thereof, Collateral Obligations that were previously Eligible Collateral Obligations on a prior Measurement Date may be excluded from the Aggregate Eligible Collateral Obligation Amount on such Measurement Date and, to the extent a new Approval Notice is provided by the Facility Agent, Collateral Obligations that were previously excluded from the Aggregate Eligible Collateral Obligation Amount may be included on such Measurement Date and (ii) the Servicer shall provide to the Facility Agent the updated Borrowing Base model (in Microsoft Excel format).

(f) The Servicer, with prior written notice to the Facility Agent (with a copy to the Collateral Agent) may execute any of its duties under this Agreement and the other Transaction Documents by or through its subsidiaries, affiliates, agents or attorneys in fact; provided that, it shall remain liable for all such duties as if it performed such duties itself.

(g) On each MV Measurement Date, the Servicer (on behalf of the Borrower) shall provide (in Microsoft Excel format) to the Facility Agent (i) the following information with respect to each Broadly Syndicated Loan and Reclassified Broadly Syndicated Loan, as applicable: the Purchase Price, the Market Value as of the Fourth Amendment Effective Date, the Principal Balance as of the Fourth Amendment Effective Date, the loan type as of the Cut-Off Date, the current loan type, the applicable Reclassification Date (if any), the current Principal Balance and current Market Value of each Broadly Syndicated Loan, the Principal Balance and the Market Value of each Reclassified Broadly Syndicated Loan as of the applicable Reclassification Date, the source of such Market Value(s) and the number of bids available for such Loan(s) and (ii) the calculations of, and difference between, the Initial Weighted Average Market Value and the Weighted Average Market Value, in each case of clauses (i) and (ii), as of such MV Measurement Date.

Section 7.4 Representations and Warranties of the Servicer. The Servicer represents, warrants and covenants as of the Effective Date ~~and~~, each Funding Date and each other Measurement Date as to itself:

(a) Organization and Good Standing. It has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted;

(b) Due Qualification. It is duly qualified to do business as a corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would have a Material Adverse Effect;

(c) Power and Authority. It has the power, authority and legal right to execute and deliver this Agreement and the Transaction Documents to which it is a party (in any capacity) and to perform its obligations hereunder and thereunder; and the execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party (in any capacity) have been duly authorized by the Servicer by all necessary corporate action;

(d) Binding Obligations. This Agreement and the Transaction Documents to which it is a party (in any capacity) have been duly executed and delivered by the Servicer and, assuming due authorization, execution and delivery by each other party hereto and thereto, constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally, (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (C) implied covenants of good faith and fair dealing;

(t) Equity of the Borrower. The Equityholder shall neither pledge the equity interests of the Borrower nor otherwise permit any equity interests of the Borrower to be subject to a Lien.

Section 7.5 Covenants of the Servicer. Until the date on or after the Facility Termination Date on which the Commitments have been terminated in full and the Obligations (other than contingent Obligations for which no claim has been made) shall have been repaid in full:

(a) Compliance with Agreements and Applicable Laws. The Servicer shall perform each of its obligations under this Agreement and the other Transaction Documents and comply with all Applicable Laws, including those applicable to the Collateral Obligations and all Collections thereof, except to the extent that the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

(b) Maintenance of Existence and Conduct of Business. The Servicer shall: (i) do or cause to be done all things necessary to (A) preserve and keep in full force and effect its existence as a corporation and its rights and franchises in the jurisdiction of its formation and (B) qualify and remain qualified as a foreign corporation in good standing and preserve its rights and franchises in each jurisdiction in which the failure to so qualify and remain qualified and preserve its rights and franchises would reasonably be expected to have a Material Adverse Effect; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder or under its organizational documents; and (iii) at all times maintain, preserve and protect all of its licenses, permits, charters and registrations except where the failure to maintain, preserve and protect such licenses, permits, charters and registrations would not reasonably be expected to have a Material Adverse Effect.

(c) Books and Records. The Servicer shall keep proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of the Servicer in accordance with GAAP, maintain and implement administrative and operating procedures, and keep and maintain all documents, books, records and other information necessary or reasonably advisable for the collection of all Collateral Obligations.

(d) Payment, Performance and Discharge of Obligations. The Servicer shall pay, perform and discharge or cause to be paid, performed and discharged promptly all Charges payable by it except where the failure to so pay, discharge or otherwise satisfy such obligation would not, individually or in the aggregate, be expected to have a Material Adverse Effect.

(e) ERISA. The Servicer shall give the Facility Agent, the Collateral Agent and each Agent prompt written notice of any ERISA Event that, alone or together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect.

information regarding the Obligors, and the failure of the Servicer to provide access as a result of such obligation shall not constitute a breach of this Section 7.9.

(e) The Servicer shall bear the costs and expenses of all audits and inspections permitted by this Section 7.9 as well as Section 18.6.

Section 7.10 Optional Sales. (a) The Borrower shall have the right to sell all or a portion of the Collateral Obligations (each, an “Optional Sale”), subject to the following terms and conditions:

(i) immediately after giving effect to such Optional Sale:

(A) each Collateral Quality Test is satisfied (or, (1) if (x) any Collateral Quality Test (other than the Minimum Diversity Test) is not satisfied it is maintained or improved and (y) the Minimum Diversity Test is satisfied, or (2) the Facility Agent shall have consented to such sale, in its sole discretion);

(B) the Minimum Equity Test is satisfied;

(C) the Borrowing Base is greater than or equal to the Advances outstanding; and

(D) no Event of Default, Unmatured Event of Default, Unmatured Servicer Default or Servicer Default shall have occurred and be continuing;

provided, notwithstanding clause (A) through (C) above, so long as the Minimum Diversity Test is satisfied immediately after giving effect to such sale, the Borrower may ~~at any time~~ make, solely during the Revolving Period, any Optional Sale of any Collateral Obligation if the sale price is equal to or greater than an amount equal to the Advance Rate multiplied by the greater of par and the related Purchase Price (expressed in Dollars) of such Collateral Obligation; provided, further, clause (D) shall not apply to any Optional Sale of assets during an Unmatured Event of Default so long as (x) the sale price of such assets is equal to the fair market value thereof, (y) the proceeds of such sale are sufficient to cure such Unmatured Event of Default and (z) no more than three (3) such sales occur in any calendar year.

(ii) No later than the trade date of any Optional Sale, the Servicer, on behalf of the Borrower, shall give the Facility Agent, the Collateral Custodian and the Collateral Agent written notice (which may be via email to the Facility Agent, the Collateral Custodian and the Collateral Agent) of such Optional Sale, which notice shall identify the related Collateral subject to such Optional Sale and the expected proceeds from such Optional Sale and include (x) a written representation from the Servicer that, immediately after giving effect to such Optional Sale, the Minimum Equity Test is satisfied and the Borrowing Base is greater than or equal to the Advances outstanding and (y) a written calculation of the Diversity Score immediately after giving effect to such Optional Sale;

(iii) such Optional Sale shall be made by the Servicer, on behalf of the Borrower (A) in accordance with the Servicing Standard, (B) reflecting arm’s length market terms and (C) in a transaction in which the Borrower makes no representations, warranties or flow-of-funds memo agreed to between the Facility Agent, the Equityholder and the Servicer (a copy of which will be provided to the Collateral Agent) and, in the event of any conflict between such flow-of-funds memo and any provision of this Agreement, such flow-of-funds memo will control.

(e) Notwithstanding the foregoing, if the CLO Takeout does not occur by reason of an Event of Default, then Borrower shall pay as administrative expenses the costs of setting up this facility, the Transaction Documents and related documentation.

(f) At any time, the Borrower may withdraw from the Principal Collection Account the proceeds of any Advance on deposit therein as may be needed to settle any pending acquisition of an Eligible Collateral Obligation.

Subject to the Collateral Agent’s receipt of an Officer’s Certificate of the Servicer as to the satisfaction of the conditions precedent set forth in Section 6.2 and this Section 8.3, the Collateral Agent will release funds from the Collection Account to the Borrower in an amount not to exceed the lesser of (A) the amount requested by the Borrower and (B) the amount of Collections on deposit in the Collection Account.

Section 8.4 Fees. The Borrower shall pay the Undrawn Fee, the Structuring Fee, the Minimum Utilization Fee and any other fees (collectively, “Fees”) in the amounts and on the dates set forth herein or in one or more fee letter agreements, dated on or after the date hereof, signed by the Borrower, the Facility Agent and/or any applicable Lender Group (as any such fee letter agreement may be amended, restated, supplemented or otherwise modified from time to time, a “Fee Letter”).

Section 8.5 Monthly Report. The Collateral Agent shall prepare (based on information provided to it by the Servicer, the Facility Agent, the Agents and the Lenders as set forth herein) a Monthly Report in the form of Exhibit D determined as of the close of business on each Determination Date and make available such Monthly Report to the Facility Agent, each Agent the Borrower and the Servicer on each Reporting Date starting with the Reporting Date in October 2018. If any party receiving any Monthly Report disagrees with any items of such report, it shall contact the Collateral Agent and notify it of such disputed item and provide reasonably sufficient information to correct such item, with (if other than the Facility Agent) a copy of such notice and information to the Facility Agent, each Agent and the Servicer. If the Collateral Agent agrees with any such correction and unless the Collateral Agent is otherwise timely directed by the Facility Agent, the Collateral Agent shall distribute a revised Monthly Report on the Business Day after it receives such information. If the Collateral Agent does not agree with any such correction or it is directed by the Facility Agent that the Collateral Agent should not make such correction, the Collateral Agent shall (within one Business Day) contact the Facility Agent and request instructions on how to proceed. The Facility Agent’s reasonable determination with regard to any disputed item in the Monthly Report shall be final.

The Servicer shall reasonably cooperate with the Collateral Agent in connection with the preparation of the Monthly Reports and any supplement thereto. Without limiting the generality of the foregoing, the Servicer shall supply any information maintained by it that the Collateral Agent may from time to time reasonably request with respect to the Collateral and reasonably needs to complete the reports, calculations and certificates required to be prepared by the Collateral Agent hereunder or required to permit the Collateral Agent to perform its obligations hereunder. Without limiting the generality of the foregoing, in connection with the preparation of a Monthly Report, (i) the Servicer shall be responsible for providing the Collateral Agent the information required for parts (a) through (c) of Exhibit D for such Monthly Report and (ii) the Facility Agent and the Agents shall be responsible for providing to the Collateral Agent the information required by Section 3.4 for part (d) of Exhibit D for such Monthly Report on which the Collateral Agent may conclusively rely. The Servicer shall review and verify the contents of the aforesaid reports (including the Monthly Report), instructions, statements and certificates. Upon receipt of approval from the Servicer, the Collateral Agent shall send such reports, instructions, statements and certificates to the Borrower and the Servicer for execution.

ARTICLE IX

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

In order to induce the other parties hereto to enter into this Agreement and, in the case of the Lenders, to make Advances hereunder, the Borrower hereby represents and warrants to the Facility Agent, the Agents and the Lenders as to itself, as of the Effective Date, each Funding Date and each ~~Funding~~other Measurement Date, as follows:

Section 9.1 Organization and Good Standing. It has been duly incorporated and is validly existing under the laws of the jurisdiction of its incorporation, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted. It had at all relevant times and now has, power, authority and legal right (x) to acquire and own the Collateral Obligations and the Related Security, and to grant to the Collateral Agent a security interest in the Collateral Obligations and the Related Security and the other Collateral and (y) to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.

Section 9.2 Due Qualification. It is duly qualified to do business and has obtained all necessary licenses and approvals and made all necessary filings and registrations in all jurisdictions, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 9.3 Power and Authority. It has the power, authority and legal right to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder; has full power, authority and legal right to grant to the Collateral Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral Obligations and the other Collateral and has duly authorized such grant by all necessary action.

Section 9.4 Binding Obligations. This Agreement and the Transaction Documents to which it is a party have been duly executed and delivered by the Borrower and are enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally, (B) equitable limitations on the availability of specific engaged in or permitted any activity that has caused it to be treated as a corporation for U.S. federal income tax purposes, including, without, limitation, by election or by operation of Section 7704 of the Code. Each Person that is treated as an equityholder of the Borrower for U.S. federal income tax purposes is a U.S. Person. It has filed on a timely basis all U.S. federal and other material Tax returns (including foreign, state, local and otherwise) required to be filed, if any, and has paid all U.S. federal and other material Taxes due and payable by it and any assessments made against it or any of its property and all other Taxes imposed on it or any of its property by any Official Body (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower). No Lien or similar Adverse Claim has been filed, and no claim is being asserted, with respect to any Tax. Any material Taxes payable by the Borrower in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby including the transfer of each Collateral Obligation and the Related Security to the Borrower have been paid or shall have been paid if and when due at or prior to the Effective Date or the Advance Date, as applicable.

Section 9.12 Monthly Report. Each Monthly Report is accurate in all material respects as of the date thereof, or, in the case of information contained therein received from any un-Affiliated third party (which shall include any statements and calculations to the extent such statements or calculations are inaccurate solely as a result of such information), is true and correct in all material respects to the Borrower’s knowledge.

Section 9.13 No Liens, Etc. The Collateral and each part thereof is owned by the Borrower free and clear of any Adverse Claim (other than Permitted Liens) or restrictions on transferability and the Borrower has the full right, power and lawful authority to assign, transfer and pledge the same and interests therein, and upon the making of each Advance, the Collateral Agent, for the benefit of the Secured Parties, will have acquired a perfected, first priority and valid security interest (except, as to priority, for any Permitted Liens) in such Collateral, free and clear of any Adverse Claim (other than Permitted Liens) or restrictions on transferability, to the extent (as to perfection and priority) that a security interest in said Collateral may be perfected under the applicable UCC. The Borrower has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral and no effective financing statement (other than with respect to Permitted Liens) or other instrument similar in effect naming or purportedly naming the Borrower or any of its Affiliates as debtor and covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent as “Secured Party” pursuant hereto or as necessary or advisable in connection with the Sale Agreement. There are no judgments, claims being asserted or Liens for Taxes that are not material Taxes against the Borrower if such Taxes are not at the time be due and payable or if the Borrower is currently be contesting the validity thereof in good faith by appropriate proceedings and has made (or has caused to be made) reserves in accordance with GAAP on the applicable books and records.

Section 9.14 Information True and Correct. All information (other than projections, forward-looking information, general economic data, industry information or information relating to third parties) heretofore furnished by or on behalf of the Borrower in writing to any Lender, the Collateral Agent, any Agent or the Facility Agent in connection with this Agreement tax purposes). Since its formation, the Borrower has been (and will be) operated in such a manner as to comply with the covenants set forth in Section 10.5.

There is not now, nor will there be at any time in the future, any agreement or understanding between the Borrower and the Servicer (other than as expressly set forth herein and the other Transaction Documents) providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes.

Section 9.28 Transaction Documents. The Transaction Documents delivered to the Facility Agent represent all material agreements between the Equityholder, on the one hand, and the Borrower, on the other. Upon the purchase and/or contribution of each Collateral Obligation (or an interest in a Collateral Obligation) pursuant to the this Agreement or the Sale Agreement, the Borrower shall be the lawful owner of, and have good title to, such Collateral Obligation and all assets relating thereto, free and clear of any Adverse Claim. All such assets are transferred to the Borrower without recourse to the Equityholder except as described in the Sale Agreement. The purchases of such assets by the Borrower constitute valid and true sales for consideration (and not merely a pledge of such assets for security purposes) and the contributions of such assets received by the Borrower constitute valid and true transfers for consideration, each enforceable against creditors of the Equityholder, and no such assets shall constitute property of the Equityholder.

Section 9.29 Anti-Terrorism, Anti-Money Laundering. (a) Neither the Borrower nor any OCSI Entity, officer, employee or director, acting on behalf of the Borrower (i) is (iA) a country, territory, organization, person or entity named on any sanctions list administered or imposed by the U.S. Government including, without limitation, the Office of Foreign Asset Control (“OFAC”) list, or any other list maintained for the purposes of sanctions enforcement by any of the United Nations, the European Union, Her Majesty’s Treasury in the UK, Germany, Canada, Australia, and any other country or multilateral organization (collectively, “Sanctions”), including but not limited to Cuba, Sudan, Iran, Syria, North Korea, and the Crimea region in Ukraine (the “Sanctioned Countries”); (~~ii~~B) a Person that resides, is organized or located in any of the Sanctioned Countries or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction or any Sanctioned Countries; or ~~is~~(C) owned 50% or more or otherwise controlled, directly or indirectly by, or acting on behalf of, one or more Person ~~who is the subject or target of Sanctions; (iii~~defined in either of the preceding clauses (A) or (B); (ii) is a “Foreign Shell Bank” within the meaning of the USA Patriot Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (~~iv~~iii ) is a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns. The Borrower is and each OCSI Entity, officer, employee or director, acting on behalf of the Borrower is (and is taking no action which would result in any such Person not being) in compliance with (a) all OFAC rules and regulations, (b) all United States of America, United Kingdom, United Nations, European Union, German, Canadian, Australian and all other sanctions, embargos and trade restrictions that the Borrower or any OCSI Entities are subject and (c) the Anti-Money Laundering Laws. In addition, the described purpose (“trade related business activities”) does not include any kind of

(d) Without limiting any of the other provisions hereof, if at any time the Borrower shall propose to sell, grant a security interest in, or otherwise transfer any interest in loan receivables to any prospective lender or other transferee, the Borrower shall give to such prospective lender or other transferee computer tapes, records, or print-outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any Collateral shall indicate clearly that such Collateral is subject to a first priority security interest in favor of the Collateral Agent, for the benefit of the Secured Parties.

Section 10.2 Other Liens or Interests. Except for the security interest granted hereunder and as otherwise permitted pursuant to Sections 7.10, 7.11 and 10.16, the Borrower will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Collateral or any interest therein (other than Permitted Liens), and the Borrower shall defend the right, title, and interest of the Collateral Agent (for the benefit of the Secured Parties) and the Lenders in and to the Collateral against all claims of third parties claiming through or under the Borrower (other than Permitted Liens).

Section 10.3 Costs and Expenses. The Borrower shall pay (or cause to be paid) all of its reasonable costs and disbursements in connection with the performance of its obligations hereunder and under the Transaction Documents.

Section 10.4 Reporting Requirements. The Borrower shall furnish, or cause to be furnished, to the Facility Agent, each Agent the Collateral Agent and each Lender:

(a) as soon as possible and in any event within three (3) Business Days after a Responsible Officer of the Borrower shall have knowledge of the occurrence of an Event of Default, Unmatured Event of Default, Servicer Default or Unmatured Servicer Default, the statement of an Executive Officer of the Borrower setting forth complete details of such event and the action which the Borrower has taken, is taking and proposes to take with respect thereto;

(b) promptly, from time to time, such other information, documents, records or reports respecting the Collateral Obligations or the Related Security, the other Collateral or the condition or operations, financial or otherwise, of the Borrower as such Person may, from time to time, reasonably request so long as such information is within the possession of the Borrower or may be obtained with neither undue burden nor expense; and

(c) promptly, upon a Responsible Officer of the Borrower having actual knowledge thereof, in reasonable detail, notice (i) of any Adverse Claim that is made or asserted against any of the Collateral, (ii) any Revaluation Event and (iii) any Material Modification; provided that, with respect to the occurrence of a Revaluation Event pursuant to clause (n) of the definition thereof, any such notice shall include the Market Value of such Reclassified Broadly Syndicated Loan as of the Business Day immediately prior to the first date on which such Loan failed to satisfy the conditions set forth in the definition of “Broadly Syndicated Loan” (such Business Day, the “Reclassification Date”).

(h) The Borrower shall notify the Facility Agent, each Agent and the Collateral Agent after a Responsible Officer of the Borrower shall obtain actual knowledge of the transfer by the related Hedge Counterparty of any Hedging Agreement, or any interest or obligation thereunder.

(i) The Borrower, with the consent of the Facility Agent in its sole discretion, may sell all or a portion of the Hedging Agreements. The Borrower shall have the duty of obtaining a fair market value price for the sale of any Hedging Agreement, notifying the Facility Agent, each Agent and the Collateral Agent of prospective purchasers and bids, and selecting the purchaser of such Hedging Agreement. The Borrower and, at the Borrower’s request, the Collateral Agent, upon receipt of the purchase price in the Collection Account shall, with the prior written consent of the Facility Agent, execute all documentation necessary to release the Lien of the Collateral Agent on such Hedging Agreement and proceeds thereof.

Notwithstanding anything to the contrary in this Section 10.6, the parties hereto agree that should the Borrower fail to observe or perform any of its obligations under this Section 10.6 with respect to any Hedging Agreement, the sole result will be that the Collateral Obligation or Collateral Obligations that are the subject of such Hedging Agreement shall immediately cease to be Eligible Collateral Obligations for all purposes under this Agreement.

Section 10.7 Tangible Net Worth. The Borrower shall maintain at all times a positive Tangible Net Worth.

Section 10.8 Taxes. The Borrower will be either a disregarded entity or a partnership for U.S. federal income tax purposes and will not engage in or permit any activity that causes it to be treated as a corporation for U.S. federal income tax purposes, including, without, limitation, by election or by operation of Section 7704 of the Code. Each Person that is treated as an equityholder of the Borrower for U.S. federal income tax purposes shall at all times be a U.S. Person. The Borrower will file on a timely basis all U.S. federal and other material Tax returns (including foreign, state, local and otherwise) required to be filed, if any, and will pay all U.S. federal and other material Taxes due and payable by it and any assessments made against it or any of its property (other than any amount the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are provided on the books of the Borrower). No more than 50% of the debt obligations (as determined for U.S. federal income tax purposes) held by the Borrower may at any time consist of real estate mortgages as determined for purposes Section 7701(i) of the Code unless, based on written advice of Cadwalader, Wickersham & Taft LLP, Milbank LLP or an opinion of other tax counsel of nationally recognized standing in the United States experienced in such matters, the ownership of such debt obligations will not cause the Borrower to be treated as a taxable mortgage pool for U.S. federal income tax purposes.

Section 10.9 Merger, Consolidation, Etc. The Borrower shall not merge or consolidate with any other Person or permit any other Person to become the successor to all or substantially all of its business or assets without the prior written consent of the Facility Agent in its sole discretion, other than in connection with the Merger.

amounts paid to it pursuant to Section 8.3(a) on the applicable Distribution Date and (B) the proceeds of any Advance on the applicable Advance Date, but only if such Advance is made in respect of an Eligible Collateral Obligation acquired by such Borrower on such Advance Date and none of the proceeds from such Advance are needed to settle the acquisition of such Eligible Collateral Obligation.

(b) Prior to foreclosure by the Facility Agent upon any Collateral pursuant to Section 13.3(c), nothing in this Section 10.16 or otherwise in this Agreement shall restrict the Borrower from exercising any Warrant Assets issued to it by Obligors from time to time to the extent funds are available to the Borrower under Section 8.3(a) or made available to the Borrower.

Section 10.17 Performance of ~~Borrower Assigned Agreements~~Transaction Documents. The Borrower shall (i) perform and observe in all material respects all the terms and provisions of the Transaction Documents ~~(including each of the Borrower Assigned Agreements)~~ to which it is a party to be performed or observed by it, maintain such Transaction Documents in full force and effect, and enforce such Transaction Documents in accordance with their terms, and (ii) upon reasonable request of the Facility Agent, make to any other party to such Transaction Documents such demands and requests for information and reports or for action as the Borrower is entitled to make thereunder.

Section 10.18 Reserved.

Section 10.19 Further Assurances; Financing Statements. (a) The Borrower agrees that at any time and from time to time, at its expense and upon reasonable request of the Facility Agent or the Collateral Agent, it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable to perfect and protect the assignments and security interests granted or purported to be granted by this Agreement or to enable the Collateral Agent or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to any Collateral. Without limiting the generality of the foregoing, the Borrower authorizes the filing of such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable or that the Collateral Agent (acting solely at the Facility Agent’s request) may reasonably request to protect and preserve the assignments and security interests granted by this Agreement. Such financing statements filed against the Borrower may describe the Collateral in the same manner specified in Section 12.1 or in any other manner as the Facility Agent may reasonably determine is necessary to ensure the perfection of such security interest (without disclosing the names of, or any information relating to, the Obligors thereunder), including describing such property as all assets or all personal property of the Borrower whether now owned or hereafter acquired.

(b) The Borrower and each Secured Party hereby severally authorize the Collateral Agent, upon receipt of written direction from the Facility Agent, to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral.

(c) It shall furnish to the Collateral Agent and the Facility Agent from time to time such statements and schedules further identifying and describing the Related Security and such other reports in connection with the Collateral as the Collateral Agent (acting solely at the Facility Agent’s request) or the Facility Agent may reasonably request, all in reasonable detail.

Section 10.20 Obligor Payment Instructions. The Borrower acknowledges that the power of attorney granted in Section 13.10 to the Collateral Agent permits the Collateral Agent to send (at the Facility Agent’s written direction after the occurrence of an Event of Default) Obligor notification forms to give notice to the Obligors of the Collateral Agent’s interest in the Collateral and the obligation to make payments as directed by the Collateral Agent (at the written direction of the Facility Agent). The Borrower further agrees that it shall (or it shall cause the Servicer to) provide prompt notice to the Facility Agent of any misdirected or errant payments made by any Obligor with respect to any Collateral Obligation and direct such Obligor to make payments as required hereunder.

Section 10.21 Delivery of Collateral Obligation Files. (a) The Borrower (or the Servicer on behalf of the Borrower) shall deliver to the Collateral Custodian (with a copy to the Facility Agent at the following e-mail addresses (for electronic copies): amit.patel@db.com, james.kwak@db.com, andrew.goldsmith@db.com and christopher.choi@db.com and each Agent) the Collateral Obligation Files identified on the related Document Checklist promptly upon receipt but in no event later than five (5) Business Days of the related Funding Date; provided that any file-stamped document included in any Collateral Obligation File shall be delivered as soon as they are reasonably available (but in no event later than thirty (30) calendar days after the related Funding Date). In addition, promptly following the occurrence of an Event of Default, the Borrower shall deliver to the Collateral Custodian (with a copy to the Facility Agent at the email addresses set forth above) a fully executed assignment in blank for each Collateral Obligation for which the Servicer, the Equityholder or any of their respective Affiliates is the loan agent.

(b) The Borrower shall deliver the following: (i) all Asset Approval Requests to lenderfinance_collatreview@list.db.com, (ii) Monthly Reports delivered in connection with Section 8.5 to csg.india@db.com, abs.conduits@db.com, dbinvestor@list.db.com, amit.patel@db.com, james.kwak@db.com, thorben.wedderien@db.com, erica.flor@db.com and andrew.goldsmith@db.com, (iii) requests or notices delivered in accordance with Sections 2.2, 2.4 or 8.3(b), to abs.conduits@db.com, lenderfinance_collatreview@list.db.com, amit.patel@db.com, james.kwak@db.com, thorben.wedderien@db.com, erica.flor@db.com and andrew.goldsmith@db.com and (iv) obligor reports delivered in connection with Section 7.5(l) to gcrt.ratingrequests@db.com and lenderfinance_collatreview@list.db.com.

Section 10.22 Collateral Obligation Schedule. As of the end of each March, June, September and December of each year, the Borrower shall deliver an update of the Collateral Obligation Schedule to the Facility Agent (with a copy to the Collateral Agent and each Agent), certified true and correct by each of the Borrower and the Servicer. The Borrower hereby authorizes a UCC-3 amendment to be filed quarterly attaching each such updated Collateral Obligation Schedule and shall file such UCC-3 amendment at the request of the Facility Agent. Upon filing, a copy of such UCC-3 shall be provided to the Collateral Agent and Facility Agent.

Section 10.23 Notice to Specified Obligors. With respect to any Collateral Obligation where the related Obligor is also an obligor in respect of a Variable Funding Asset on which the Equityholder or any Affiliate thereof is a lender, the Borrower shall, or shall cause the Servicer to, deliver notice to each such Obligor within ten Business Days of the related Cut-Off Date that the related Collateral Obligation has been assigned to the Borrower.

Section 10.24 Risk Retention. For so long as any Obligations are outstanding and any Lender is subject to the EU Securitization Rules:

(a) The Equityholder represents and undertakes to the Facility Agent and the Lenders that: (A) that as an originator for the purposes of the EU Securitization Rules, it holds and will retain on an on-going basis, a material net economic interest in the transaction contemplated by this Agreement, which shall be comprised of 100% of the Preference Shares of the Borrower (representing no less than 5% of the aggregate nominal value of all Collateral Obligations measured at the time of their origination (being the occasion of each origination or acquisition of a Collateral Obligation by the Borrower), or such lesser amount that may be permitted under the EU  ~~Securization~~Securitization Regulation) (the “Retained Economic Interest”), for the purposes of complying with paragraph (d) of Article 6(3) of the EU Securitization Regulation as it applies at the date of this Agreement; (B) the Equityholder shall not (and will procure that any of its Affiliates do not) short, hedge, otherwise mitigate its credit risk or sell, transfer or otherwise surrender all or part of the rights, benefits or obligations arising from or associated with the Retained Economic Interest (except as permitted by the EU Securitization Rules); and (C) over 50% of the aggregate outstanding principal balance of the Collateral Obligations shall constitute Retention Holder Collateral Obligations, with such proportion of Retention Holder Collateral Obligations being measured on the basis of the aggregate outstanding principal balance of the Collateral Obligations following the settlement of each acquisition or origination of a Collateral Obligation by the Borrower, or, if at any time less than 50.01% of all of the Collateral Obligations are Retention Holder Collateral Obligations, it shall procure that the Borrower shall only acquire or originate Eligible Collateral Obligations that qualify as Retention Holder Collateral Obligations until not less than 50.01% of all Collateral Obligations are Retention Holder Collateral Obligations;

(b) Each Monthly Report shall contain or be accompanied by a certification from the Equityholder containing a representation that all of the conditions set forth in clauses (a)(A) and ~~(a)~~(B) above are true and have been true up to and on each date of the related Collection Period. The Equityholder shall provide to the Facility Agent and/or any Lender that is subject to the EU Securitization Rules: (A) prompt written notice of any breach of the obligations set forth in clauses (a)(A) and (B) above; (B) confirmation that all of the conditions set forth in clause (a) above continue to be complied with (x) in the event of a material change in the performance of the Collateral Obligations or the risk characteristics of the Advances and (y) upon the occurrence of any Event of Default or becoming aware of any breach of the obligations contained in any Transaction Documents; and (C) all information and documents that the Facility Agent and/or any Lender may reasonably request in connection with its obligations under Article 5 of the EU Securitization Regulation and any related EU Securitization Rules, but only to the extent the same is not subject to laws governing the protection of confidentiality of information and the processing of personal data (“Restricted Information”), or if it is Restricted Information and cannot be anonymized or aggregated to the extent not prohibited by law or the terms of such Restricted Information, if the Facility Agent and/or relevant Lender enters into a confidentiality agreement reasonably acceptable to the Equityholder; and provided that the Equityholder shall not be required to provide any information relating to any limited partner of the Equityholder and provided further that the Equityholder shall only be required to comply with Article 7 of the EU Securitization Regulation to the extent mutually agreed upon by the Equityholder and the Facility Agent and/or any Lender that is subject to the EU Securitization Rules;

(c) The Equityholder represents that it has been involved in the establishment of the transaction contemplated by this Agreement by: (A) causing the formation of the Borrower as a 100% owned subsidiary; (B) approving the eligibility criteria for the origination and acquisition of Collateral Obligations by the Borrower; and (C) negotiating and approving the execution of the Transaction Documents by the Borrower, the Equityholder and the Servicer;

(d) The Equityholder hereby further represents and undertakes to the Facility Agent and the Lenders party hereto as follows:

(i) It was not established for, and does not operate for, the sole purpose of securitizing exposures.

(ii) (A) The Retention Holder Originated Collateral Obligations have been, or will be originated pursuant to a sound and well-defined credit granting criteria and clearly established processes for approving, amending, modifying, renewing and financing those credits and the Equityholder has effective systems in place to apply those criteria and processes to ensure that such credits are granted and approved based on a thorough assessment of the relevant Obligor’s creditworthiness; and (B) the Equityholder will use reasonable skill and care to ensure that the Retention Holder Acquired Collateral Obligations and each other Eligible Collateral Obligation acquired by the Borrower in respect of which the initial originator was not a European credit institution or investment firm (as each such term is defined in ~~Capital Requirements~~the EU Securitization Regulation ~~(Regulation (EU) No 575/2013)~~) have been, or will be originated pursuant to a sound and well-defined credit granting criteria and clearly established processes for approving, amending, modifying, renewing and financing those credits and that the initial originator had effective systems in place to apply those criteria and processes to ensure that such credits are granted and approved based on a thorough assessment of the relevant Obligor’s creditworthiness.

(iii) The Equityholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has full power and authority to execute, deliver and perform its obligations under this Agreement.

Substituted Collateral Obligations pursuant to Section 7.11 or (iv) amounts paid to the Borrower pursuant to Section 8.3.

In connection with the release of a Lien on any Collateral permitted pursuant to this Section 12.3 and conducted in the ordinary course of business consistent with industry standards and practices (including the use of escrows), the Collateral Agent, on behalf of the Secured Parties, will, at the sole expense of the Servicer, execute and deliver to the Servicer any assignments, bills of sale, termination statements and any other releases and instruments as the Servicer may reasonably request in order to effect the release and transfer of such Collateral; provided, that the Collateral Agent, on behalf of the Secured Parties, will make no representation or warranty, express or implied, with respect to any such Collateral in connection with such sale or transfer and assignment.

ARTICLE XIII

EVENTS OF DEFAULT

Section 13.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

(a) any default in the payment when due of (i) any principal of any Advance or (ii) any other amount payable by the Borrower or the Servicer hereunder, including any Yield on any Advance, any Undrawn Fee, any Minimum Utilization Fee or any other Fee, in each case, which default shall continue for two Business Days;

(b) the Borrower or the Servicer shall fail to perform or observe in any material respect any other term, covenant or agreement contained in this Agreement, or any other Transaction Document (without giving effect to any “material”, “Material Adverse Effect” or other similar qualification to such term, covenant or agreement) on its part to be performed or observed and, except in the case of the covenants and agreements contained in Section 10.7, Section 10.9, Section 10.11 and Section 10.16 as to each of which no grace period shall apply, any such failure shall remain unremedied for thirty (30) days after the earlier to occur of (i) the date on which a Responsible Officer of the Borrower or the Servicer acquires actual knowledge thereof and (ii) the date on which written notice of such failure requiring the same to be remedied shall have been given by the Facility Agent to the Borrower or the Servicer;

(c) any representation or warranty of the Borrower or the Servicer made or deemed to have been made hereunder or in any other Transaction Document or any other writing or certificate furnished by or on behalf of the Borrower or the Servicer to the Facility Agent, any Agent or any Lender for purposes of or in connection with this Agreement or any other Transaction Document (including any Monthly Report) shall prove to have been false or incorrect in any material respect when made or deemed to have been made and the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower or the Servicer, and (ii) the date on which a Responsible Officer of the Borrower or the Servicer acquires knowledge thereof; provided, observe or perform any covenant, agreement or obligation with respect to the management and distribution of funds received with respect to the Collateral;

(m) ~~[reserved];~~the positive difference (if any) of the Initial Weighted Average Market Value minus the Weighted Average Market Value is at least 10%;

(n) the Borrower makes any assignment or attempted assignment of its respective rights or obligations under this Agreement or any other Transaction Document without first obtaining the specific written consent of the Required Lenders, which consent may be withheld in the exercise of their respective sole and absolute discretion;

(o) any court shall render a final, non-appealable judgment against the Borrower in an amount in excess of $100,000 (excluding, if such aggregate amount is less than $2,500,000, the portion of any such payments made from insurance proceeds) which shall not be satisfactorily stayed, discharged, vacated, set aside or satisfied within 30 days of the making thereof;

(p) [reserved]; Obligations;

(q) failure to pay, on the Facility Termination Date, all outstanding

(r) during the Revolving Period, the Minimum Equity Test is not satisfied and such condition continues unremedied for three (3) consecutive Business Days; or

(s) a Specified Borrowing Base Breach shall have occurred and continue unremedied for ninety (90) consecutive days.

Section 13.2 Effect of Event of Default.

(a) Optional Termination. Upon notice by the Collateral Agent or the Facility Agent (acting on its own or at the direction of the Required Lenders) that an Event of Default (other than an Event of Default described in Section 13.1(d)) has occurred, the Revolving Period will automatically terminate and no Advances will thereafter be made, and the Collateral Agent (at the direction of the Facility Agent) or the Required Lenders may declare all or any portion of the outstanding principal amount of the Advances and other Obligations to be due and payable, whereupon the full unpaid amount of such Advances and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment (all of which are hereby expressly waived by the Borrower) and the Facility Termination Date shall be deemed to have occurred.

(b) Automatic Termination.Upon the occurrence of an Event of Default described in Section 13.1(d), the Facility Termination Date shall be deemed to have occurred automatically, and all outstanding Advances under this Agreement and all other Obligations under this Agreement shall become immediately and automatically due and payable, all without presentment, demand, protest or notice of any kind (all of which are hereby expressly waived by the Borrower).

all of the rights of such Lender hereunder with respect to such Advances and all references to the Lender or Lenders in Sections 4.3, 5.1 or 15.5 shall be deemed to apply to such assignee.

Section 15.4 Assignment by Lenders. So long as no Unmatured Event of Default or Event of Default has occurred and is continuing, no Lender may make any assignment, other than any proposed assignment (i) to an Affiliate of such Lender, (ii) to another Lender hereunder or (iii) to any Person if (x) such Lender makes a determination that its ownership of any of its rights or obligations hereunder is prohibited by Applicable Law (including, without limitation, the Volcker Rule) and (y) to the extent such Lender assigns its interest herein to any Person other than a Competitor, without the prior written consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned); provided that no Lender shall be permitted to make an assignment or sell a participation in any Advance to ~~any~~the Equityholder or any Affiliate of ~~any Equityholder~~the Equityholder; provided further, that each Lender shall first offer to sell such interest(s) to (i) the Lender affiliated with the Facility Agent and, if such Lender does not accept such offer within 10 Business Days, then (ii) to each remaining Lender (pro rata) for a period of 10 Business Days prior to offering to any Person that is not an existing Lender. Each Lender shall endorse the Notes to reflect any assignments made pursuant to this Article XV or otherwise.

Section 15.5 Registration; Registration of Transfer and Exchange. (a) The Facility Agent, acting solely for this purpose as agent for the Borrower (and, in such capacity, the “Loan Registrar”), shall maintain a register for the recordation of the name and address of each Lender (including any assignees), and the principal amounts (and stated interest) owing to such Lender pursuant to the terms hereof from time to time (the “Loan Register”). The entries in the Loan Register shall be conclusive absent manifest error, and the Borrower, the Collateral Agent, the Facility Agent, each Agent and each Lender shall treat each Person whose name is recorded in the Loan Register pursuant to the terms hereof as a Lender hereunder. The Loan Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(b) Each Person who has or who acquired an interest in a Note shall be deemed by such acquisition to have agreed to be bound by the provisions of this Section 15.5. A Note may be exchanged (in accordance with Section 15.5(c)) and transferred to the holders (or their agents or nominees) of the Advances and to any assignee (in accordance with Section 15.4) (or its agent or nominee) of all or a portion of the Advances. The Loan Registrar shall not register (or cause to be registered) the transfer of such Note, unless the proposed transferee shall have delivered to the Loan Registrar either (i) an Opinion of Counsel that the transfer of such Note is exempt from registration or qualification under the Securities Act of 1933, as amended, and all applicable state securities laws and that the transfer does not constitute a non-exempt “prohibited transaction” under ERISA or (ii) an express agreement by the proposed transferee to be bound by and to abide by the provisions of this Section 15.5 and the restrictions noted on the face of such Note.

(c) At the option of the holder thereof, a Note may be exchanged for one or more new Notes of any authorized denominations and of a like class and aggregate principal amount at an office or agency of the Borrower. Whenever any Note is so surrendered for exchange, the Borrower shall execute and deliver (through the Loan Registrar) the new Note

The Borrower and the Servicer each acknowledge that the Facility Agent may be communicating with other Lenders, Agents or potential lenders in connection with an amendment or syndication of this Agreement.

Section 17.3 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, electronic mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth under its name on Annex A or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three (3) Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, one Business Day after having been given to such courier, and (d) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means, except that notices and communications pursuant to Section 2.2, shall not be effective until received.

Section 17.4 Costs and Expenses. In addition to the rights of indemnification granted under Section 16.1, the Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Facility Agent, the Collateral Agent, the Collateral Custodian, the Agents and the Lenders in connection with the preparation, execution, delivery, syndication and administration of this Agreement, any liquidity support facility and the other documents and agreements to be delivered hereunder or with respect hereto, and, subject to any cap on such costs and expenses agreed upon in a separate letter agreement among the Borrower, the Servicer and the Facility Agent or the Collateral Agent and Collateral Custodian Fee Letter, as applicable, and the Borrower further agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Facility Agent, the Collateral Agent, the Collateral Custodian and the Lenders in connection with any amendments, waivers or consents executed in connection with this Agreement, including the reasonable fees and reasonable and documented out-of-pocket expenses of counsel to the Facility Agent, each Agent and any related Lender, the Collateral Agent and the Collateral Custodian with respect thereto and with respect to advising the Facility Agent and the Lenders as to its rights and remedies under this Agreement, and to pay all reasonable, documented and out-of-pocket costs and expenses, if any (including reasonable outside counsel fees and expenses), of the Facility Agent, the Collateral Agent, the Collateral Custodian, the Agents and the Lenders, in connection with the enforcement against the Servicer or the Borrower of this Agreement or any of the other Transaction Documents and the other documents and agreements to be delivered hereunder or with respect hereto; provided that in the case of reimbursement of counsel for the Lenders other than the Facility Agent, such reimbursement shall be limited to one outside counsel to the Facility Agent, each Agent and any related Lender.

Section 17.5 Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of Borrower, the Lenders, the Agents, the Facility Agent, the Servicer, the Collateral Agent, the Collateral Custodian and their respective successors and assigns, and the provisions of Section 4.3, Article V, and Article XVI shall inure to the benefit of the Affected Persons and the Indemnified Parties, respectively, and their respective successors and assigns; request of the Facility Agent, to cooperate with the acquisition and maintenance of any such rating.

Section 17.19 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and applicable:

(b) the effects of any Bail-in Action on any such liability, including, if

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 17.20 Acknowledgement Regarding Any Supported QFCs. To the extent that this Agreement provides support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that this Agreement and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and this Agreement were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

ARTICLE XVIII

COLLATERAL CUSTODIAN

Section 18.1 Designation of Collateral Custodian. The role of Collateral Custodian with respect to the Collateral Obligation Files shall be conducted by the Person designated as Collateral Custodian hereunder from time to time in accordance with this Section 18.1. Wells Fargo Bank, National Association is hereby appointed as, and hereby accepts such appointment and agrees to perform the duties and obligations of, Collateral Custodian pursuant to the terms hereof.

Section 18.2 Duties of the Collateral Custodian.

(a) Duties. The Collateral Custodian shall perform, on behalf of the Secured Parties, the following duties and obligations:

(i) The Collateral Custodian, as the duly appointed agent of the Secured Parties, shall take and retain custody of the Collateral Obligation Files delivered to it by, or on behalf of, the Borrower for each Collateral Obligation listed on the Schedule of Collateral Obligations attached to the related Asset Approval Request. The Collateral Custodian acknowledges that in connection with any Asset Approval Request, additional Collateral Obligation Files (specified on an accompanying Schedule of Collateral Obligations supplement) may be delivered to the Collateral Custodian from time to time. Promptly upon the receipt of any such delivery of Collateral Obligation Files and without any review, the Collateral Custodian shall send notice of such receipt to the Servicer, the Borrower, each Agent and the Facility Agent.

Annex B

LenderCommitment

Deutsche Bank AG, New York Branch(a) Prior to the Pricing Date, $~~250,000,000~~200,000,000 and (b) on and after the Pricing Date with the consent of the Facility Agent (in its sole discretion), $300,000,000

B- 1